                                  EXHIBIT 99.A


                                MERGER AGREEMENT
                                (Attached hereto)

                                                                    EXHIBIT 99.A



                      AGREEMENT AND PLAN OF REORGANIZATION

                                     BETWEEN

                                  LITRONIC INC.

                                       AND

                           BIZ INTERACTIVE ZONE, INC.

                                  JULY 3, 2001

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         -----

1.      FORMATION OF SUBSIDIARY............................................................1
        1.1    Organization of Merger Subsidiary...........................................1
        1.2    Actions of Directors and Officers...........................................1

2.      PLAN OF REORGANIZATION.............................................................2
        2.1    The Merger..................................................................2
        2.2    Effective Time; Closing.....................................................2
        2.3    Effect of the Merger........................................................2
        2.4    Certificate of Incorporation; Bylaws.  .....................................2
        2.5    Directors and Officers......................................................2
        2.6    Effect on Capital Stock.....................................................3
        2.7    Dissenting Shares...........................................................3
        2.8    Surrender of Certificates...................................................4
        2.9    Tax Consequences. ..........................................................7
        2.10   Taking of Necessary Action; Further Action..................................7
        2.11   Stock Options and Warrants..................................................7
        2.12   Proxy Statement.............................................................8
        2.13   Reorganization..............................................................9

3.      REPRESENTATIONS AND WARRANTIES OF BIZ..............................................9
        3.1    Organization; Good Standing; Qualification and Power........................9
        3.2    Capital Structure..........................................................10
        3.3    Authority..................................................................11
        3.4    Financial Statements.......................................................12
        3.5    Information Supplied.......................................................12
        3.6    Compliance with Applicable Laws............................................12
        3.7    Insurance..................................................................12
        3.8    Litigation.................................................................13
        3.9    ERISA and Other Compliance.................................................13
        3.10   Absence of Undisclosed Liabilities.........................................15
        3.11   Absence of Certain Changes or Events.......................................15
        3.12   Certain Agreements.........................................................17
        3.13   Taxes......................................................................17
        3.14   Intellectual Property......................................................19
        3.15   Fees and Expenses..........................................................20
        3.16   Environmental Matters......................................................20
        3.17   Interested Party Transactions..............................................20
        3.18   Vote Required..............................................................21
        3.19   Disclosure.................................................................21
        3.20   Restrictions on Business Activities........................................21
        3.21   Accounts Receivable........................................................21
        3.22   Personal Property..........................................................21

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
        3.23   Real Property..............................................................21
        3.24   Warranties.................................................................22
        3.25   Contracts..................................................................22
        3.26   Products and Distribution..................................................22

4.      REPRESENTATIONS AND WARRANTIES OF LITRONIC........................................23
        4.1    Organization; Good Standing; Qualification and Power.......................23
        4.2    Capital Structure..........................................................24
        4.3    Authority..................................................................24
        4.4    SEC Documents..............................................................26
        4.5    Information Supplied.......................................................29
        4.6    Litigation.................................................................29
        4.7    Fees and Expenses..........................................................29
        4.8    Interested Party Transactions..............................................29
        4.9    Board Approval.............................................................29
        4.10   Vote Required..............................................................29
        4.11   Disclosure.................................................................29
        4.12   Fairness Opinion...........................................................30
        4.13   Shares of Litronic Common Stock............................................30
        4.14   Compliance with Applicable Laws............................................30
        4.15   Intellectual Property......................................................30
        4.16   Taxes......................................................................31
        4.17   No Investment Company......................................................33
        4.18   ERISA and Other Compliance.................................................33
        4.19   Environmental Matters......................................................35
        4.20   Directors and Officers Liability Insurance.................................35
        4.21   Restrictions on Business Activities........................................35
        4.22   Warranties.................................................................36
        4.23   Products and Distribution..................................................36
        4.24   Accounts Receivable. ......................................................36
        4.25   Personal Property. ........................................................37
        4.26   Real Property. ............................................................37
        4.27   Insurance. ................................................................37

5.      BIZ COVENANTS.....................................................................38
        5.1    Notification of Changes....................................................38
        5.2    Maintenance of Business....................................................38
        5.3    Conduct of Business........................................................38
        5.4    Stockholder Approval.......................................................40
        5.5    Proxy Statement............................................................40
        5.6    Regulatory Approvals.......................................................40
        5.7    Necessary Consents.........................................................41
        5.8    Access to Information......................................................41
        5.9    Satisfaction of Conditions Precedent.......................................41
        5.10   Confidentiality............................................................41

6.      LITRONIC COVENANTS................................................................41
        6.1    Stockholder Approval.......................................................41
        6.2    Proxy Statement ...........................................................42
        6.3    Regulatory Approvals.......................................................42
        6.4    Necessary Consents.........................................................42
        6.5    Satisfaction of Conditions Precedent.......................................42
        6.6    Confidentiality............................................................42
        6.7    Access to Information......................................................43
        6.8    Notification of Changes....................................................43
        6.9    Maintenance of Business....................................................43
        6.10   Current Nasdaq Quotation...................................................43
        6.11   Other Covenants............................................................43
        6.12   Reservation of Shares......................................................45

7.      ADDITIONAL AGREEMENTS.............................................................45
        7.1    Employee Matters...........................................................45
        7.2    Appointment of Officers....................................................46
        7.3    Voting Agreement...........................................................46
        7.4    Indemnification of Officers, Directors, Etc................................46
        7.5    Tax Matters................................................................47
        7.6    No Additional Issuances....................................................47
        7.7    Reports Under 1934 Act.....................................................47
        7.8    Non-Solicitation...........................................................48

8.      CLOSING...........................................................................49

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BIZ........................................49
        9.1    Accuracy of Representations and Warranties.................................49
        9.2    Covenants..................................................................50
        9.3    Absence of Material Adverse Change.........................................50
        9.4    Compliance with Law........................................................50
        9.5    Corporate Opinion..........................................................50
        9.6    Consents...................................................................50

10.     CONDITIONS PRECEDENT TO OBLIGATIONS OF LITRONIC...................................50
        10.1   Accuracy of Representations and Warranties.................................50
        10.2   Covenants..................................................................51
        10.3   Absence of Material Adverse Change.........................................51
        10.4   Compliance with Law........................................................51
        10.5   Consents...................................................................51
        10.6   Corporate Opinion..........................................................51
        10.7   Fairness Opinion...........................................................51
        10.8   Termination of Stockholders Agreement......................................51
        10.9   Repurchase of Series A Shares..............................................51

11.     CONDITIONS PRECEDENT TO OBLIGATIONS OF LITRONIC AND BIZ...........................52



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

        11.1   Government Consents........................................................52
        11.2   Investment Representation Statement........................................52
        11.3   Stockholder Approvals......................................................52
        11.4   No Legal Action............................................................52
        11.5   Dissenting Shares..........................................................52
        11.6   Nasdaq Listing and Trading Symbol..........................................52
        11.7   Election of Litronic Directors.............................................52

12.     TERMINATION OF AGREEMENT..........................................................52
        12.1   Termination................................................................52
        12.2   Due Diligence Investigations...............................................53
        12.3   Notice of Termination......................................................54
        12.4   Effect of Termination......................................................54

13.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.............................54

14.     MISCELLANEOUS.....................................................................54
        14.1   Governing Law..............................................................54
        14.2   Assignment: Binding Upon Successors and Assigns............................54
        14.3   Severability...............................................................55
        14.4   Counterparts...............................................................55
        14.5   Other Remedies.............................................................55
        14.6   Amendment and Waivers......................................................55
        14.7   Expenses...................................................................55
        14.8   Attorneys' Fees............................................................55
        14.9   Notices....................................................................55
        14.10  Construction of Agreement..................................................56
        14.11  No Joint Venture...........................................................56
        14.12  Further Assurances.........................................................57
        14.13  Absence of Third Party Rights..............................................57
        14.14  Public Announcement........................................................57
        14.15  Entire Agreement...........................................................57


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

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 3rd day of July, 2001, by and among Litronic Inc., a Delaware corporation ("Litronic") Litronic Merger Corp., a Delaware corporation and wholly owned subsidiary of Litronic ("Litronic Merger Corp.") and BIZ Interactive Zone, Inc., a Delaware corporation ("BIZ").

                                 R E C I T A L S

        A. BIZ is a provider of broadband security solutions for electronic business. Litronic desires to acquire all of the outstanding capital stock of BIZ pursuant to a strategic merger under the applicable provisions of Delaware law.

        B. The Boards of Directors of BIZ, Litronic and Litronic Merger Corp. believe it is in the best interests of their respective companies and the stockholders of their respective companies that BIZ and Litronic Merger Corp. combine into a single company through the statutory merger of Litronic Merger Corp. with and into BIZ with BIZ to be the surviving corporation ("Merger") and, in furtherance thereof, have approved the Merger.

        C. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended ("Code").

        D. Pursuant to the Merger, among other things, the outstanding shares of BIZ Stock (as defined in Section 3.2.1) shall be converted into the right to receive shares of Litronic Common Stock (as defined in Section 4.2) upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, the parties to this Agreement agree as follows:

1.      FORMATION OF SUBSIDIARY.

        1.1 ORGANIZATION OF MERGER SUBSIDIARY. Litronic has formed Litronic Merger Corp., a corporation organized under the laws of the State of Delaware. The authorized capital stock of Litronic Merger Corp. consists of 1,000 shares of Common Stock, $0.001 par value, which shall be issued to Litronic at a price of $0.01 per share.

        1.2 ACTIONS OF DIRECTORS AND OFFICERS. Prior to the execution of this Agreement, Litronic shall (i) elect the directors of Litronic Merger Corp. and
(ii) cause the directors of Litronic Merger Corp. to elect officers. As promptly as practicable following the execution of this Agreement, Litronic shall (i) cause the Merger Agreement (as defined in Section 2.2) to be executed on behalf of Litronic Merger Corp., (ii) cause the directors and officers of Litronic Merger Corp. to take such steps as may be necessary or appropriate to complete the organization of Litronic Merger Corp. and to approve the Merger Agreement, and (iii) take all necessary action as the stockholder of Litronic Merger Corp. to adopt and approve this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

2.      PLAN OF REORGANIZATION.

        2.1 THE MERGER. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware law, Litronic Merger Corp. shall be merged with and into BIZ, the separate corporate existence of Litronic Merger Corp. shall cease and BIZ shall continue as the surviving corporation. BIZ, as the surviving corporation after the Merger, is sometimes referred to herein as the "Surviving Corporation," which shall be a wholly owned subsidiary of Litronic.

        2.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger substantially in the form of Exhibit 2.2 ("Merger Agreement") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware law (the time of filing (or such later time as may be agreed in writing by the parties and specified in the Merger Agreement) being referred to as the "Effective Time") as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger ("Closing") shall take place at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, at a time and date to be specified by the parties, which shall be no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Sections 9, 10 and 11, or at such other time, date and location as the parties hereto agree in writing ("Closing Date"). The parties acknowledge that it is their express current intent that, to the extent practicable, the Closing Date shall occur as promptly as reasonably practicable following approval by the Litronic stockholders and the BIZ stockholders and on or before August 31, 2001.

        2.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of BIZ and Litronic Merger Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of BIZ and Litronic Merger Corp. shall become the debts, liabilities and duties of the Surviving Corporation. At the Effective Time, the separate existence of Litronic Merger Corp. will cease and Litronic Merger Corp. will be merged with and into BIZ.

        2.4 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Certificate of Incorporation and Bylaws of Litronic Merger Corp., as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided by law and by the Certificate of Incorporation of the Surviving Corporation.

        2.5 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation shall be the directors of Litronic Merger Corp. immediately prior to the Effective Time, until their successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Litronic Merger Corp. immediately prior to the Effective Time, until their successors are duly appointed.


                                      -2

        2.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Litronic Merger Corp., BIZ or the holders of any of the following securities:

               2.6.1 CONVERSION OF BIZ STOCK. Each share of BIZ Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Section 2.6.4) into 0.4751248 ("Exchange Ratio") shares of Litronic Common Stock (as defined in Section 4.2.1), and each share of BIZ Series B Preferred (as defined in Section 3.2.1 issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Section 2.6.4) into
        0.8564122 shares of Litronic Common Stock.

               2.6.2 CAPITAL STOCK OF LITRONIC MERGER CORP. Each share of Common Stock, $0.001 par value per share, of Litronic Merger Corp. ("Litronic Merger Corp. Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Litronic Merger Corp. Common Stock shall evidence ownership of shares of capital stock of the Surviving Corporation.

               2.6.3 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Litronic Common Stock or BIZ Stock, as defined in Section 3.2.1), reorganization, recapitalization, reclassification or other like change with respect to Litronic Common Stock or BIZ Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

               2.6.4 FRACTIONAL SHARES. No fraction of a share of Litronic Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of BIZ Stock who would otherwise be entitled to a fraction of a share of Litronic Common Stock (after aggregating all fractional shares of Litronic Common Stock that otherwise would be received by the holder) shall receive from Litronic an amount of cash (rounded to the nearest whole cent) equal to the product of (i) that fraction, multiplied by (ii) the average closing price of one share of Litronic Common Stock for the five most recent days that Litronic Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

               2.6.5 CANCELLATION OF LITRONIC WARRANT. At the Effective Time, the warrant to purchase 400,000 shares of BIZ Common Stock issued to Litronic on July 31, 2000 shall be canceled and extinguished ("Litronic Warrant").

        2.7 DISSENTING SHARES. Notwithstanding anything to the contrary herein, any shares of BIZ Stock held by a holder who has demanded and perfected such holder's right for appraisal of such shares in accordance with applicable law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), if any, shall not be converted into Litronic Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares. BIZ shall give Litronic prompt notice of any demand received by BIZ to require BIZ to purchase shares of Common Stock of BIZ, and Litronic and BIZ shall mutually direct and participate in all negotiations and proceedings with respect to such demand. BIZ agrees that, except with the prior written consent of Litronic, or as required under applicable law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who becomes entitled to payment of the fair value for shares of BIZ Stock shall receive payment therefor (but only after the value therefor has been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Litronic shall issue and deliver, upon surrender by such stockholder of a certificate or certificates representing shares of BIZ Stock, the shares of Litronic Common Stock to which such stockholder would otherwise be entitled under Section 2.6.

        2.8    SURRENDER OF CERTIFICATES.

               2.8.1 EXCHANGE AGENT. American Stock Transfer & Trust Company shall act as the exchange agent ("Exchange Agent") in the Merger.

               2.8.2 LITRONIC TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Litronic shall make available to the Exchange Agent, for exchange in accordance with this Section 2, the shares of Litronic Common Stock issuable pursuant to Section 2.6 in exchange for outstanding shares of BIZ Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.6.4 and any dividends or distributions to which holders of shares of BIZ Stock may be entitled pursuant to Section 2.8.4.

               2.8.3 EXCHANGE PROCEDURES. Promptly after the Effective Time, Litronic shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of BIZ Stock whose shares were converted into shares of Litronic Common Stock pursuant to Section 2.6, cash in lieu of any fractional shares pursuant to Section 2.6.4 and any dividends or other distributions pursuant to Section 2.8.4, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Litronic may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Litronic Common Stock, cash in lieu of any fractional shares pursuant to
        Section 2.6.4 and any dividends or other distributions pursuant to
        Section 2.8.4. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Litronic, together with the letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Litronic Common Stock into which their shares of BIZ Stock were converted at the Effective Time, payment in lieu of fractional shares which the holders have the right to receive pursuant to Section 2.6.4 and any dividends or distributions payable pursuant to Section

        2.8.4, and the Certificates surrendered shall be canceled. Until surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2.8.4 as to the payment of dividends, to evidence the ownership of the number of full shares of Litronic Common Stock into which shares of BIZ Stock have been converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.6.4 and any dividends or distributions payable pursuant to Section 2.8.4.

               2.8.4 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Litronic Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Litronic Common Stock represented thereby until the holders of record of the Certificates surrender the Certificates, and no cash payment in lieu of fractional shares shall be paid to the holders of Certificates until the holders of record of those Certificates surrender the Certificates. Subject to applicable law, following surrender of the Certificates, the Exchange Agent shall deliver to the record holders, without interest, certificates representing whole shares of Litronic Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 2.6.4 and the amount of any dividends or other distributions with a record date after the Effective Time payable with respect to whole shares of Litronic Common Stock.

               2.8.5 TRANSFERS OF OWNERSHIP. If certificates representing shares of Litronic Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered be properly endorsed and otherwise in proper form for transfer and that the persons requesting the exchange have paid to Litronic or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Litronic Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Litronic or any agent designated by it that the tax has been paid or is not payable.

               2.8.6 NO LIABILITY. Notwithstanding anything to the contrary in this Section 2.8, neither the Exchange Agent, Litronic, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Litronic Common Stock or BIZ Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               2.8.7 TERMINATION OF EXCHANGE AGENT PROVISIONS. On the demand of Litronic, any Litronic Common Stock issuable or cash payable in accordance with this Agreement that is made available to the Exchange Agent, if not distributed to the stockholders of BIZ within one year after the Effective Time, shall no longer be made available to the Exchange Agent, and any former stockholders of BIZ who have not complied with this Section 2.8 shall thereafter look only to Litronic for payment of their claim for Litronic Common Stock, any cash in lieu of fractional shares of Litronic Common Stock and any dividends or distributions with respect to Litronic Common Stock.

               2.8.8 NO FURTHER OWNERSHIP RIGHTS IN BIZ STOCK. All shares of Litronic Common Stock issued in accordance with the terms hereof (including any cash paid pursuant to Sections 2.6.4 and 2.8.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to shares of BIZ Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of BIZ Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

               2.8.9 LOST, STOLEN OR DESTROYED CERTIFICATES. If any Certificates have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for the lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder, certificates representing the shares of Litronic Common Stock into which the shares of BIZ Stock represented by those Certificates were converted pursuant to Section 2.6, cash for fractional shares, if any, as may be required pursuant to
        Section 2.6.4 and any dividends or distributions payable pursuant to
        Section 2.8.4; provided, however, that Litronic may, in its discretion and as a condition precedent to the issuance of the certificates representing shares of Litronic Common Stock, require the owner of the lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Litronic, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               2.8.10 DISSENTING SHARES. The provisions of this Section 2.8 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Litronic under this Section 2.8 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares of Litronic Common Stock to which such holder is entitled pursuant to
        Section 2.6.

               2.8.11 CERTIFICATE LEGENDS. The shares of Litronic Common Stock to be issued pursuant to this Section 2 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Litronic Common Stock to be issued pursuant to this Section 2 shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        2.9 TAX CONSEQUENCES. The parties intend that the Merger constitute a reorganization within the meaning of Section 368 of the Code, and adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

        2.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. Litronic and BIZ will each take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of BIZ and Litronic Merger Corp., the officers and directors of BIZ and Litronic Merger Corp. will take all such lawful and necessary action. Litronic shall cause Litronic Merger Corp. to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

        2.11   STOCK OPTIONS AND WARRANTS.

               2.11.1 CONVERSION. At the Effective Time, each of the then outstanding options ("BIZ Options"), to purchase BIZ Common Stock (whether vested or unvested) will, by virtue of the Merger and without any further action on the part of any such holder, be converted into an option (collectively, the "Assumed Options") to purchase that number of shares of Litronic Common Stock determined by multiplying the number of shares of BIZ Common Stock subject to the BIZ Option at the Effective Time by the Common Exchange Ratio (the "Adjusted Option Shares"), at an exercise price per share of Litronic Common Stock equal to the exercise price per share of the BIZ Option immediately prior to the Effective Time divided by the Common Exchange Ratio and rounded up to the nearest whole cent (the "Adjusted Exercise Price"). If the foregoing calculation results in an Assumed Option being exercisable for a fraction of a share of Litronic Common Stock, then the number of shares of Litronic Common Stock subject to that option will be rounded to the nearest whole number of shares (rounded down, in the case of BIZ Options that are "incentive stock options" ("ISOs") under Section 422 of the Code). The term, exercisability, vesting schedule, status as an ISO, if applicable, shall be as set forth in the BIZ Disclosure Schedule (as defined in Section
        3). Continuous employment with BIZ will be credited to an optionee of BIZ for purposes of vesting of Assumed Options. Litronic shall issue, upon any partial or total exercise of Assumed Option in lieu of shares of BIZ Common Stock, the number of shares of Litronic Common Stock to which the holder of the Assumed Option is entitled. Each BIZ Option so assumed by Litronic under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in BIZ's 2000 Stock Option Plan (the "BIZ Plan") and any other document governing such option immediately prior to the Effective Time, except that (i) such BIZ Option will be exercisable for the Adjusted Option Shares, (ii) the per share exercise price for the shares of Litronic Common Stock issuable upon exercise of such Assumed Option will be equal to the Adjusted Exercise Price and (iii) any restriction on the exercisability of such BIZ Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such BIZ Option shall remain unchanged. Consistent with the terms of the BIZ Plan and the documents governing the outstanding options under such plan, the Merger will not terminate any of the outstanding options under the BIZ Stock Option Plan or accelerate the exercisability or vesting of such options or the shares of Litronic Common Stock which will be subject to those options upon Litronic's assumption of the options in the Merger. It is the intention of the parties that the Assumed Options will remain ISOs as defined in Section 422 of the Code to the extent such options qualified as ISOs prior to the Effective Time.

               2.11.2 REGISTRATION ON FORM S-8. Litronic will cause a Form S-8 registration statement ("Form S-8") to be filed under the Securities Act of 1933, as amended ("Securities Act") with respect to the Litronic Common Stock issuable upon exercise of the Assumed Options (with respect to all BIZ Options granted to persons who are eligible to receive registered shares under a Form S-8) as soon as practicable after the Closing, and will use its best efforts to maintain the effectiveness (and current status) of the Form S-8 for so long as any Assumed Options remain outstanding. Litronic will reserve a sufficient number of shares of Litronic Common Stock for issuance upon exercise of Assumed Options. With respect to those individuals, if any, who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), where applicable, Litronic shall administer those individuals' Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

               2.11.3 CONVERSION OF WARRANTS. At the Effective Time (except as set forth under Section 2.6.5), each of the then outstanding Warrants ("BIZ Warrants") to purchase BIZ Common Stock will, by virtue of the Merger and without any further action on the part of any holder, be converted into a Warrant (collectively, the "Assumed Warrants") to purchase that number of shares of Litronic Common Stock determined by multiplying the number of shares of BIZ Common Stock subject to the BIZ Warrants at the Effective Time by the Exchange Ratio, at an exercise price per share of Litronic Common Stock equal to the exercise price per share of the BIZ Warrant immediately prior to the Effective Time divided by the Exchange Ratio and rounded up to the nearest whole cent. If the foregoing calculation results in an Assumed Warrant being exercisable for a fraction of a share of Litronic Common Stock, then the number of shares of Litronic Common Stock subject to that warrant will be rounded to the nearest whole number of shares.

        2.12 PROXY STATEMENT. As promptly as practicable after execution of this Agreement, Litronic, with assistance from BIZ (to the extent reasonably requested by Litronic), shall prepare and file with the Securities and Exchange Commission ("SEC") a proxy statement ("Proxy Statement") in connection with the Merger. Each of Litronic and BIZ shall use its best effort to respond promptly to any SEC comments. Litronic shall mail the Proxy Statement to its stockholders at the earliest possible time. BIZ shall promptly furnish to Litronic all information concerning BIZ and its stockholders as may be reasonably required in connection with the Proxy Statement or any SEC comments. The Proxy Statement shall comply in all material respects with all applicable requirements of law. The Proxy Statement shall contain proposals to vote regarding the Merger, to elect directors as specified in Section 11.7, to change the name of Litronic to "SSP Solutions, Inc.," to increase the size of the Litronic Plan to 4,000,000 shares, to adopt an Employee Stock Purchase Plan with 1,000,000 shares available, and to increase the number of authorized shares of Litronic Common Stock from 25,00,000 to 100,000,000.

        2.13 REORGANIZATION. The parties intend to adopt this Agreement and the Merger Agreement as a plan of reorganization under Section 368(a) of the Code. The Litronic Common Stock issued in the Merger will be issued solely in exchange for BIZ Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the BIZ Stock. Except for cash paid in lieu of fractional shares or as a result of Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356(b) of the Code is being transferred by Litronic for BIZ Stock in the Merger. The parties shall not take a position on any tax return inconsistent with this Section 2.13. In addition, BIZ, Litronic and Litronic Merger Corp. represent as of the date of this Agreement, and as of the Closing Date, that neither they nor their affiliates has taken or agreed to take any action, or has any plan or intention or arrangement to take any action that would prevent the Merger from qualifying as a tax-free reorganization under the provisions of Section 368(a) of the Code.

3.      REPRESENTATIONS AND WARRANTIES OF BIZ.

        Except in each case as set forth in a schedule dated the date of this Agreement and delivered by BIZ to Litronic concurrently herewith ("BIZ Disclosure Schedule") specifically identifying the Section of this Agreement requiring the delivery of such disclosure (except to the extent disclosure in any numbered and lettered Section of BIZ Disclosure Schedule is specifically cross referenced in another numbered and lettered section of BIZ Disclosure Schedule). As the date hereof, BIZ represents and warrants to Litronic as set forth below. In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity or group of entities taken as a whole. In this Agreement, the term "Material Adverse Effect" used in connection with a party or any of that party's subsidiaries means any event, change or effect that is, singly or in the aggregate, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of that party and its subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include any adverse effect resulting from general economic conditions or conditions affecting the engineering software market. In this Agreement, a "subsidiary" means a corporation, partnership or other entity in which a party owns directly or indirectly more than 50% of the voting stock, equity interests or beneficial interests. In this Agreement, "knowledge" means actual knowledge, and with respect to any party that is an entity, the entity shall not be deemed to have knowledge of any particular fact or matter unless any member of the Board of Directors or any executive officer (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the entity has actual knowledge thereof.

        3.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Each of BIZ and its only subsidiary, Broadband Consumer Products, Inc., a Delaware corporation ("BCP") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to so qualify or be in good standing would not have a Material Adverse Effect on BIZ. BIZ has made available to Litronic or its counsel complete and correct copies of the certificate of incorporation and bylaws of BIZ and BCP, in each case as amended to the date of this Agreement, and copies of all minutes of meetings and actions by written consent of stockholders, directors and board committees of each such entity.

        3.2    CAPITAL STRUCTURE.

               3.2.1 STOCK AND OPTIONS. The authorized capital stock of BIZ consists of 30,000,000 shares of Common Stock, $0.001 par value ("BIZ Common Stock"), and 7,000,000 shares of Preferred, $0.001 par value ("BIZ Preferred Stock"; the BIZ Common Stock and the BIZ Preferred Stock are sometimes collectively referred to as the "BIZ Stock"). At the close of business on July 2, 2001, 16,400,000 shares of BIZ Common Stock were issued and outstanding, 187,970 shares of BIZ Preferred Stock convertible into 187,970 shares of BIZ Common Stock were issued and outstanding and designated as "Series A" ("BIZ Series A Preferred"), 3,600,000 shares of BIZ Preferred Stock convertible into 3,600,000 shares of BIZ Common Stock were issued and outstanding and designated as "Series B" ("BIZ Series B Preferred"), 450,000 shares of BIZ Common Stock were reserved for issuance upon the exercise of outstanding BIZ Warrants and 1,756,500 shares of BIZ Common Stock were reserved for issuance upon the exercise of outstanding BIZ Options and 1,843,500 shares of BIZ Common Stock were reserved for future option grants. All outstanding shares of BIZ Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights and were not issued in violation of any preemptive rights. BIZ has made available to Litronic a true and correct copy of the BIZ Plan, and the BIZ Disclosure Schedule contains a correct and complete list of each BIZ Option and BIZ Warrant outstanding as of the date hereof, including the name of the holder of each BIZ Option and BIZ Warrant, the security and number of shares covered by each BIZ Option and BIZ Warrant, the per share exercise price of each BIZ Option and BIZ Warrant and the vesting schedule applicable to each BIZ Option and BIZ Warrant. BIZ Disclosure Schedules list all option agreements that contain accelerated vesting upon change of control provisions along with the material terms of such option agreements.

               3.2.2 NO OTHER COMMITMENTS. Except for the BIZ Options and BIZ Warrants disclosed in or pursuant to Section 3.2.1, there are no options, warrants, calls, rights, commitments, conversion rights, exchange rights or agreements of any character to which BIZ or BCP is a party or by which BIZ or BCP is bound obligating BIZ or BCP to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of BIZ or BCP or securities convertible into or exchangeable for shares of capital stock of BIZ or BCP, or obligating BIZ or BCP to grant, extend or enter into any option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which BIZ or BCP or, to the knowledge of BIZ, any of its stockholders is a party with respect to the voting of the capital stock of BIZ or BCP. There are no put agreements or registration rights agreements, or any other agreements of any character or nature to which BIZ is a party or by which BIZ is bound, obligating BIZ to purchase or register, or cause to be purchased or registered, any shares of capital stock of BIZ or securities convertible into or exchangeable for shares of capital stock of BIZ.

        3.3    AUTHORITY.

               3.3.1 CORPORATE ACTION. BIZ has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement, the Merger Agreement and the Merger by the stockholders of BIZ, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by BIZ and, subject to approval of this Agreement, the Merger Agreement and the Merger by the stockholders of BIZ, the consummation by BIZ of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BIZ. This Agreement has been duly executed and delivered by BIZ and is the valid and binding obligation of BIZ, enforceable in accordance with its terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other laws affecting or relating to enforcement of creditors' rights generally and
        (ii) general equitable principles regardless of whether considered at law or in equity.

               3.3.2 NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict materially with, or result in any material violations of, or cause a material default (with or without notice or lapse of time, or both) under, or give rise to a material right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the material properties or assets of BIZ or BCP under, any term, condition or provision of (x) the certificate of incorporation or bylaws of BIZ or BCP or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BIZ or BCP or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of BIZ Common Stock and BIZ Preferred Stock, each voting as a separate class.

               3.3.3  CONSENTS.

               (a) No consent, approval, order or authorization of, or registration, declaration or filing with (collectively, "Governmental Consents"), any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by BIZ or BCP in connection with the execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing of Merger Agreement with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which BIZ is qualified to do business; (ii) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes and regulations (collectively, "State Takeover Laws"); and (iii) where the failure to obtain or make such

        Governmental Consents would not prevent or materially delay the consummation of the Merger and would not reasonably be expected to have a Material Adverse Effect on BIZ.

               (b) No other consent is required to be obtained by BIZ or BCP in connection with the execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

        3.4 FINANCIAL STATEMENTS. BIZ has furnished to Litronic copies of: (a) the audited consolidated balance sheet of BIZ at December 31, 2000, and the related statement of income and changes in financial position for the period then ended, together with the related notes thereto and the auditors' report thereon of KPMG LLP, independent auditors, and (b) the unaudited consolidated balance sheet of BIZ at March 31, 2001, and the related statement of income and changes in financial position for the period then ended, together with the related notes thereto. All financial statements referred to in this Section 3.4 ("BIZ Financial Statements") are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the respective periods, and fairly present the consolidated financial condition of BIZ and BCP as at the respective dates thereof and the consolidated results of operation and cash flow of BIZ and BCP for the respective periods covered by the statements of income and cash flow contained therein.

        3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by BIZ in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of Litronic, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

        3.6 COMPLIANCE WITH APPLICABLE LAWS. The businesses of BIZ and BCP are not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where the violation would have a Material Adverse Effect on BIZ. BIZ has not been notified by any Governmental Entity that any investigation or review with respect to BIZ or BCP is pending or, to the knowledge of BIZ, threatened, nor has any Governmental Entity notified BIZ of its intention to conduct an investigation or review. BIZ and BCP have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence would not have a Material Adverse Effect with respect to BIZ.

        3.7 INSURANCE. BIZ maintains and at all times since its inception has maintained fire and casualty and general liability insurance that BIZ believes or believed at that time to be reasonably prudent for the business of BIZ and BCP as conducted at that time. The BIZ Disclosure Schedule contains a complete and correct list and summary description of all insurance policies maintained by BIZ. BIZ has delivered or made available to Litronic complete and correct certificates of insurance setting forth the summary terms of the insurance policies. These policies are in full force and effect in all material respects, and all premiums due thereon have been paid, except for such failure of payment that would not have a Material Adverse Effect on BIZ. BIZ has complied in all material respects with the terms and provisions of the policies. The BIZ Disclosure Schedule summarizes all material claims made by BIZ under any policy of insurance since BIZ's inception.

        3.8 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of BIZ, threatened against BIZ or BCP in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. BIZ has made available to Litronic or its counsel correct and complete copies of all correspondence prepared by its counsel for BIZ's auditors in connection with the last two completed audits of BIZ's financial statements and any such correspondence since the date of the last audit. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of BIZ, threatened against BIZ or BCP, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BIZ or BCP that could reasonably be expected to have a Material Adverse Effect with respect to BIZ.

        3.9    ERISA AND OTHER COMPLIANCE.

               (a) BIZ has made available to Litronic a list of all employees of BIZ and their salaries as of the date of this Agreement. BIZ has made available to Litronic copies of (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between BIZ or BCP and any employee of BIZ or BCP, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by BIZ or BCP under which BIZ or BCP or an ERISA Affiliate (as defined below) thereof has any present or future material obligation or liability (collectively, "BIZ Employee Plans"). "ERISA Affiliates" means any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes BIZ. Copies of all BIZ Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been made available to Litronic or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any BIZ Employee Plans. Copies of all BIZ Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, "BIZ Pension Plans"), have been made available to Litronic. All contributions due from BIZ or BCP through the date hereof with respect to any of the BIZ Employee Plans have been made as required under ERISA or have been accrued on BIZ's financial statements as of December 31, 2000. To BIZ's knowledge, each of the BIZ Employee Plans has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to the BIZ Employee Plans except for noncompliance that would not have a Material Adverse Effect on BIZ.

               (b) None of the BIZ Pension Plans constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in
        Section 3(37) of ERISA. No BIZ Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any of the BIZ Employee Plans that is covered by Title I of ERISA that would result in a material liability to BIZ, excluding transactions effected pursuant to a statutory or administrative exemption. To BIZ's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any of the BIZ Employee Plans has or will make BIZ or any officer or director of BIZ or BCP subject to any material liability under Title I of ERISA or liable for any material tax or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or
        Section 502 of ERISA.

               (c) Any of the BIZ Pension Plans that is intended to be qualified under Section 401(a) of the Code (a "BIZ 401(a) Plan") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to
        Section 501(a) of the Code.

               (d) BIZ has made available to Litronic a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (i) is not one of the BIZ Employee Plans,
        (ii) is entered into, maintained or contributed to, as the case may be, by BIZ or BCP and (iii) covers any employee or former employee of BIZ. The contracts, plans and arrangements described in this paragraph 3.9(d) are referred to collectively as the "BIZ Benefit Arrangements." To BIZ's knowledge, each of the BIZ Benefit Arrangements has been maintained in material compliance (i) with its terms and (ii) with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to BIZ Benefit Arrangements. BIZ has made available to Litronic or its counsel a complete and correct copy or description of each of the BIZ Benefit Arrangements.

               (e) There has been no amendment to, written interpretation or announcement (whether or not written) by BIZ or BCP relating to, or change in employee participation or coverage under, any of the BIZ Employee Plans or BIZ Benefit Arrangements that would increase materially the expense of maintaining the BIZ Employee Plans or BIZ Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

               (f) BIZ has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of BIZ.

               (g) No benefit or compensation payable or which may become payable by BIZ or BCP pursuant to any of the BIZ Employee Plans or any BIZ Benefit Arrangements or as a result of or arising under this Agreement shall (i) constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code or (ii) be nondeductible by reason of Section 162(m) of the Code.

               (h) BIZ and BCP are in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

               (i) Neither BIZ nor BCP has any knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on labor relations, and has no actual knowledge that any of its key employees intends to leave its or their employ.

        3.10 ABSENCE OF UNDISCLOSED LIABILITIES. The consolidated balance sheet of BIZ as of December 31, 2000 and delivered to Litronic by BIZ is referred to herein as the "BIZ Balance Sheet." At the date of the BIZ Balance Sheet ("BIZ Balance Sheet Date"), BIZ had no liabilities or obligations, secured or unsecured (whether accrued or absolute) and of a nature required to be reflected in the liabilities column of a balance sheet prepared in accordance with GAAP, not reflected on the BIZ Balance Sheet.

        3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the BIZ Balance Sheet Date (and other than in compliance with Section 5.3) there has not occurred:

               (a) a Material Adverse Effect with respect to BIZ and BCP, taken as a whole;

               (b) any amendments or changes in BIZ's certificate of incorporation or bylaws;

               (c) any damage, destruction or loss, whether covered by insurance or not, that could reasonably constitute a Material Adverse Effect with respect to BIZ;

               (d) any redemption, repurchase or other acquisition of shares of capital stock of BIZ or BCP (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of BIZ or BCP;

               (e) any material increase in or modification of the compensation or benefits payable or to become payable by BIZ or BCP to any of its directors or employees, except in the ordinary course of business consistent with past practice;

               (f) any material increase in or modification of any bonus, pension, insurance or any of the BIZ Employee Plans or BIZ Benefit Arrangements (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

               (g) any acquisition or sale of a material amount of property or assets of BIZ or BCP, other than in the ordinary course of business consistent with past practices;

               (h) any alteration in any term of any outstanding security of BIZ or BCP other than as required under the terms thereof;

               (i) any (A) incurrence, assumption or guarantee by BIZ or BCP of any debt for borrowed money other than pursuant to credit lines or loan agreements disclosed in the BIZ Balance Sheet or the notes thereto; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of BIZ; or (C) issuance or sale of options or other rights to acquire from BIZ or BCP, directly or indirectly, debt securities of BIZ or BCP or any securities convertible into or exchangeable for any such debt securities;

               (j) any creation or assumption by BIZ or BCP of any mortgage, pledge, security interest or lien or other encumbrance on any material asset (other than liens for taxes not yet delinquent and liens and encumbrances which are not material in character, amount or extent and which do not materially interfere with the use of the asset subject thereto or affected thereby);

               (k) any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business, (ii) other loans and advances in an aggregate amount which does not exceed $25,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

               (l) any entering into, amendment of, relinquishment, termination or non-renewal by BIZ or BCP of any material contract, lease commitment or other material right or obligation other than in the ordinary course of business;

               (m) any transfer or grant of a right under the BIZ IP Rights (as defined in Section 3.14), other than in the ordinary course of business;

               (n) any material labor dispute or written charge of unfair labor practice (other than routine individual grievances), or, to the knowledge of BIZ, any material activity or proceeding by a labor union or representative thereof to organize any employees of BIZ or BCP; or

               (o) any agreement or arrangement made by BIZ or BCP to take any action, which, if taken prior to the date hereof, would have made any representation or warranty, set forth in this Agreement untrue or incorrect unless otherwise disclosed.

        3.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of BIZ or BCP, under any of the BIZ Employee Plans, BIZ Benefit Arrangements or otherwise, (ii) materially increase any benefits otherwise payable under any of the BIZ Employee Plans, the BIZ Benefit Arrangements or otherwise or (iii) result in the acceleration of the time of payment or vesting of any benefits.

        3.13 TAXES. For purposes of this Agreement, "Tax" or collectively "Taxes" means any and all federal, state, local, and foreign taxes, assessments, and other governmental charges, duties, impositions, and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, estimated, excise and property taxes, together with all interest, penalties, and additions imposed with respect to those amounts and any obligations under any agreements or arrangements with any other person with respect to those amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "Income Tax" or collectively "Income Taxes" means any Tax on income, including any interest, penalty or addition thereto.

               (a) As of the Closing, BIZ and each consolidated, combined or unitary group of which BIZ is a member ("BIZ Group") will have prepared and filed all required material federal, state, local, and foreign returns, information statements, and reports relating to any and all Taxes ("Returns") of BIZ or any BIZ Group that it was required to file, and each such Return was true, correct, and complete in all material respects;

               (b) As of the Closing, BIZ and any BIZ Group: (A) will have paid or accrued in accordance with generally accepted accounting principles all material Taxes concerning or attributable to BIZ and any BIZ Group relating to periods ending on or before the month-end prior to the Closing regardless of whether reflected on BIZ's or any BIZ Group's Returns and (B) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes which, to BIZ's knowledge, were required to be withheld;

               (c) Neither BIZ nor any member of any BIZ Group has any material Tax deficiency outstanding, proposed in writing or as to which any director of officer has actual knowledge or assessed, nor has BIZ or any member of any BIZ Group executed any waiver of the statute of limitations on or extending the period for the assessment or collection of any Taxes;

               (d) No audit or other examination of any Return of BIZ or any member of any BIZ Group is presently in progress, nor, to BIZ's knowledge, has BIZ or any member of any BIZ Group been notified of any request for an audit or examination;

               (e) As of December 31, 2000, neither BIZ nor any member of any BIZ Group has any material liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved in accordance with generally accepted accounting principles on the BIZ Balance Sheet;

               (f) BIZ has made available to Litronic copies of all federal and state income and all state sales and use Tax returns for all periods since BIZ's inception;

               (g) There are (and as of the Closing there will be) no liens, pledges, security interests or other encumbrances of any sort ("Liens") on the assets of BIZ for Taxes other than Liens for Taxes not yet due and payable;

               (h) To BIZ's knowledge, BIZ has not taken or omitted to take any action relating or attributable to Taxes that would result in any Lien on the assets of BIZ or any member of any BIZ Group other than Liens for Taxes not yet due and payable.

               (i) None of the assets of BIZ or any member of any BIZ Group is treated as "tax-exempt use property" within the meaning of Code Section 168(h);

               (j) Neither BIZ nor any member of any BIZ Group has filed any consent agreement under Code Section 341(f) or agreed to have Code
        Section 341(f) apply to any disposition of a "subsection (f) asset" (as defined in Code Section 341(f)(4)) owned by BIZ or any member of any BIZ Group;

               (k) Neither BIZ nor any member of any BIZ Group is a party to any material Tax sharing, allocation, indemnification or similar Tax agreement or arrangement, nor does BIZ or any member of any BIZ Group owe any amount under any such agreement or arrangement;

               (l) No Return of BIZ or any member of any BIZ Group contains a disclosure statement under Code Section 6662 (or predecessor provision) or any similar provision of state, local or foreign law;

               (m) Neither BIZ nor any member of any BIZ Group is or has been at any time a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

               (n) No material indebtedness of BIZ or any member of any BIZ Group consists of "corporate acquisition indebtedness" within the meaning of Code Section 279;

               (o) Neither BIZ nor any member of any BIZ Group has taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of BIZ or any member of any BIZ Group from any period ending on before the Closing Date to any taxable period ending after the Closing Date;

               (p) Neither BIZ nor any member of any BIZ Group was acquired in a "qualified stock purchase" under Code Section 338(d)(3), and no elections under Code Section 338(g), protective carryover basis elections or offset prohibition elections are applicable to BIZ or any predecessor corporations; and

               (q) The tax bases of the assets of BIZ and of the members of any BIZ Group for purposes of determining future amortization, depreciation and other federal income tax deductions are, in all material respects, accurately reflected on the tax books and records of BIZ and of the members of any BIZ Group (which means, for purposes of this clause (xvii), that any inaccurate reflection of such tax bases would not result in the loss of a material Tax deduction which is not able to be offset by a refund resulting from amendment of a prior year's Return).

        3.14   INTELLECTUAL PROPERTY.

               (a) BIZ and BCP own or have acquired (by license or otherwise) all material Intellectual Property Rights (as defined below), including rights to make, use and sell goods and services, as necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being referred to as the "BIZ IP Rights"), and these rights are reasonably sufficient for the conduct of its business;

               (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any BIZ IP Rights ("BIZ IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any BIZ IP Right or materially impair the right of BIZ or Litronic to use, sell or license any BIZ IP Right or portion thereof (except where the breach, forfeiture or termination would not have a Material Adverse Effect on BIZ);

               (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by BIZ or BCP or currently under development by BIZ or BCP violates any license or agreement between BIZ or BCP and any third party or, to the knowledge of BIZ, infringes any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of BIZ, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any BIZ IP Right nor, to the knowledge of BIZ, is there any basis for any claim, nor has BIZ received any written notice asserting that any BIZ IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the actual knowledge of BIZ, is there any basis for any assertion; and

               (d) BIZ and BCP have taken reasonable and practicable steps designed to safeguard and maintain their proprietary rights in all material BIZ IP Rights. All officers, employees and consultants of BIZ and BCP have executed and delivered to BIZ an agreement regarding the protection of proprietary information and the assignment to BIZ of all Intellectual Property Rights arising from the services performed for BIZ or BCP by those persons. To the knowledge of BIZ, no current or prior officer, employee or consultant of BIZ or BCP claims an ownership interest in any BIZ IP Rights as a result of having been involved in the development of that property while employed by or consulting to BIZ or BCP, or otherwise.

        The term "Intellectual Property Rights" means all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark registrations, trademark registration applications, trade names, service marks, service mark registrations, service mark registration applications, copyrights, copyright registrations, copyright registration applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object codes, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

        3.15 FEES AND EXPENSES. Neither BIZ nor BCP has paid or become obligated to pay any fee or commission to any broker, finder or similar intermediary in connection with the transactions contemplated by this Agreement.

        3.16   ENVIRONMENTAL MATTERS.

               (a) To BIZ's knowledge, none of the properties or facilities owned or leased by BIZ or BCP as of the date hereof ("BIZ Facilities") is in violation of any federal, state or local law, ordinance, regulation, permit or order relating to industrial health and safety or to the environmental conditions on, under or about the properties or facilities, (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.)) (collectively, the "Environmental Laws") except where the violations would not constitute a Material Adverse Effect. During the time that BIZ or BCP has owned or leased the BIZ Facilities, neither BIZ nor BCP nor, to BIZ's knowledge, any third party, has engaged in any spilling, leaking, pumping, pouring, emitting, emptying, discharging, dumping or disposing ("Release") on, under or about the BIZ Facilities of any chemicals, materials, substances, or items in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, which because of their physical, chemical, or other characteristics may pose a risk of endangering human health or safety or of degrading the environment and are regulated under any Environmental Law ("Hazardous Materials").

               (b) During the time that BIZ or BCP has owned or leased the BIZ Facilities, there has been no litigation brought or, to the knowledge of BIZ, threatened against BIZ by, or any settlement reached by BIZ or BCP with, any party or parties alleging the Release or threatened Release of any Hazardous Materials on, from or under any of the BIZ Facilities.

        3.17 INTERESTED PARTY TRANSACTIONS. No officer or director of BIZ or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to BIZ or BCP any material amount of goods, property, technology or intellectual or other property rights or services; or
(ii) any material contract or agreement to which BIZ or BCP is a party or by which it may be bound or affected.

        3.18 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of (i) BIZ Common Stock and (ii) BIZ Preferred Stock, each voting as a separate class, are entitled to cast are the only votes of the holders of any class or series of BIZ's capital stock necessary to approve this Agreement and the Merger.

        3.19 DISCLOSURE. No representation or warranty made by BIZ in this Agreement, nor any schedule, certificate or exhibit prepared and furnished or to be prepared and furnished by BIZ or its representatives pursuant hereto, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

        3.20 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon BIZ or BCP that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of BIZ or BCP, any acquisition of property by BIZ or BCP or the conduct of business by BIZ or BCP as currently conducted.

        3.21 ACCOUNTS RECEIVABLE. The accounts receivable shown on the BIZ Balance Sheet as of the BIZ Balance Sheet Date, or thereafter acquired prior to the date hereof, have been or are (as the case may be) collectible within 120 days from the Closing Date (or, if later, when due) in amounts not materially less than the aggregate amounts thereof carried on the books of BIZ reduced by the reserves for discounts and bad debts taken on the BIZ Balance Sheet.

        3.22 PERSONAL PROPERTY. Other than the BIZ Intellectual Property Rights (which are the subject of Section 3.14), BIZ and BCP have good title, free and clear of all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements (other than liens for taxes not yet delinquent and liens, objections, encumbrances and title defects which are not material in character, amount or extent and which do not materially interfere with the use of the asset subject thereto or affected thereby), to all of its machinery, equipment, furniture, inventory and other personal property. All tangible personal property used in and material to the business of BIZ and BCP is in good operating condition (ordinary wear and tear excepted). All of the leases to personal property utilized in the business of BIZ and BCP are valid and enforceable against BIZ or BCP (except as enforceability may be subject to bankruptcy, insolvency, reorganization or other laws affecting or relating to enforcement of creditors' rights generally and by general equitable principles, regardless of whether considered at law or in equity) and neither BIZ nor BCP is in material default thereunder and, to the knowledge of BIZ, none of the other parties thereto is in material default thereof, except in each case where the unenforceability or default would not have a Material Adverse Effect with respect to BIZ.

        3.23 REAL PROPERTY. Neither BIZ nor BCP owns any real property. The BIZ Disclosure Schedule contains a list of all leases for real property to which BIZ or BCP is a party, the square footage leased with respect to each lease and the expiration date of each lease. These leases are valid and enforceable obligations of BIZ or BCP (except as enforceability may be subject to bankruptcy, insolvency, reorganization or other laws affecting or relating to enforcement of creditors' rights generally and by general equitable principles, regardless of whether considered at law or in equity) and neither BIZ or BCP is in material default of any material provision thereof. To the knowledge of BIZ, the real property leased or occupied by BIZ or BCP, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations except where the failure to so conform would not reasonably be expected to have a Material Adverse Effect on BIZ. There are no outstanding contracts made by BIZ or BCP for any improvements made to the real property leased or occupied by BIZ or BCP that have material amounts remaining unpaid thereunder.

        3.24 WARRANTIES. Neither BIZ nor BCP has made any warranties or guarantees relating to its products other than in the ordinary course of business or as implied or required by law. The BIZ Disclosure Schedule contains a list of all warranty and indemnification obligations of BIZ or BCP, other than as implied or required by law, relating to patents and other proprietary rights.

        3.25 CONTRACTS. The BIZ Disclosure Schedule lists all oral or written agreements, notes, instruments, or contracts to which BIZ or BCP is a party or by which its assets or properties may be bound, in each case as of the date hereof, which involve the future payment or receipt of more than $100,000 (on an annual basis), or which have a term of more than one year, or which involve any material BIZ IP Rights, or which are employment or consulting agreements ("BIZ Contracts"). Neither BIZ nor BCP is in default in performance of its obligations under any material provisions of the BIZ Contracts, except for defaults that would not have a Material Adverse Effect on BIZ. BIZ has no knowledge of any material violation of any BIZ Contract by any other party thereto.

        3.26   PRODUCTS AND DISTRIBUTION.

               (a) The BIZ Disclosure Schedule sets forth, for each BIZ Product (as defined below), the following: (i) a list of all material contracts and agreements (including without limitation all material development, trademark license, technology license, distribution or other agreements) relating to the BIZ Product (provided, however, that with respect to distribution agreements, clause (iv) shall apply); (ii) whether the BIZ Product has been developed internally (i.e., substantially entirely by employees of BIZ or BCP) or externally (i.e., including substantive contributions by one or more independent contractors to BIZ or BCP) and, if externally, the BIZ Disclosure Schedule sets forth the identity of the significant independent contractors and a list of the material agreements with those independent contractors; (iii) the material advances paid or payable, and the material royalties payable, to any third parties with respect to that BIZ Product; and (iv) a copy of BIZ's standard distribution agreement used with respect to that BIZ Product together with a description of the territories in which BIZ or BCP have granted distribution rights with respect to that BIZ Product.

               (b) The BIZ Disclosure Schedule sets forth, for each BIZ Product Under Development, the following (as of the date of this Agreement): (i) the currently scheduled public availability date without regard to the Merger (which dates BIZ believes to be reasonable); (ii) a schedule of development milestone events and any material related payments, including both milestones already achieved in the past six months and those scheduled for the future; and (iii) whether any significant development milestone for the BIZ Product has been missed in the past six months by more than 30 days.

               (c) For purposes of this Section 3.26, "BIZ Developed Products" means products developed, sold, published and/or distributed by BIZ or BCP. "BIZ Products Under Development" means products under development or consideration by BIZ or BCP with a scheduled ship date on or prior to December 31, 2001. "BIZ Products" includes both BIZ Developed Products and BIZ Products Under Development.

4.      REPRESENTATIONS AND WARRANTIES OF LITRONIC.

        Except as set forth in a schedule dated the date of this Agreement and delivered by Litronic to BIZ concurrently herewith ("Litronic Disclosure Schedule") specifically identifying the Section of this Agreement requiring the delivery of the disclosure, Litronic hereby represents and warrants to BIZ as set forth below. In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity or group of entities taken as a whole. In this Agreement, the term "Material Adverse Effect" used in connection with a party or any of that party's subsidiaries means any event, change or effect that is, singly or in the aggregate, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of that party and its subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not include any adverse effect resulting from general economic conditions or conditions affecting the engineering software market. In this Agreement, a "subsidiary" means a corporation, partnership or other entity in which a party owns directly or indirectly more than 50% of the voting stock, equity interests or beneficial interests. In this Agreement, "knowledge" means actual knowledge, and with respect to any party that is an entity, the entity shall not be deemed to have knowledge of any particular fact or matter unless any member of the Board of Directors or any executive officer (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the entity has actual knowledge thereof.

        4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Litronic and each of its subsidiaries ("Litronic Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes qualification necessary, other than in jurisdictions where the failure to so qualify or be in good standing would not have a Material Adverse Effect. The Litronic Disclosure Schedule sets forth a correct and complete list of the Litronic Subsidiaries. Litronic has made available to BIZ or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws (or similar charter documents) of Litronic and each of the Litronic Subsidiaries, in each case as amended to the date of this Agreement, and copies of all minutes of meetings and actions by written consent of stockholders, directors and board committees of each such entity.

        4.2    CAPITAL STRUCTURE.

               4.2.1 STOCK, OPTIONS AND WARRANTS. The authorized capital stock of Litronic consists of 25,000,000 shares of Common Stock, $0.01 par value ("Litronic Common Stock"), and 5,000,000 shares of Preferred Stock, $0.01 par value ("Litronic Preferred Stock"). At the close of business on July 2, 2001, 9,747,526 shares of Litronic Common Stock were issued and outstanding, and 548,142 shares of Litronic Common Stock were reserved for issuance upon the exercise of outstanding options ("Litronic Options") and outstanding warrants ("Litronic Warrants") to purchase Litronic Common Stock and 954,858 shares of Litronic Common Stock were reserved for future option grants. No shares of Litronic Preferred Stock are issued or outstanding. All outstanding shares of Litronic Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights and were not issued in violation of any preemptive rights. Litronic has made available to BIZ true and correct copies of its 1998 and 1999 Stock Option Plans (each a "Litronic Plan" and collectively, the "Litronic Plans"), and the Litronic Disclosure Schedule contains a correct and complete list of each Litronic Option and Litronic Warrant outstanding as of the date hereof, including the name of the holder of each Litronic Option or Litronic Warrant, the Litronic Plan (if any) pursuant to which the Litronic Option or Litronic Warrant was issued, the security and number of shares covered by each Litronic Option or Litronic Warrant, the per share exercise price of the Litronic Option or Litronic Warrant and the vesting schedule applicable to each Litronic Option or Litronic Warrant. Litronic Disclosure Schedules list all option agreements that contain accelerated vesting upon change of control provisions along with the material terms of such option agreements.

               4.2.2 NO OTHER COMMITMENTS. Except for the Litronic Options and Litronic Warrants disclosed in or pursuant to Section 4.2.1, there are no options, warrants, calls, rights, commitments, conversion rights, exchange rights or agreements of any character to which Litronic or any of the Litronic Subsidiaries is a party or by which Litronic or any of the Litronic Subsidiaries is bound obligating Litronic or any of the Litronic Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of Litronic or any of the Litronic Subsidiaries or securities convertible into or exchangeable for shares of capital stock of Litronic or any of the Litronic Subsidiaries, or obligating Litronic or any of the Litronic Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting trusts or other agreements or understandings to which Litronic or any of the Litronic Subsidiaries is a party with respect to the voting of the capital stock of Litronic or any of the Litronic Subsidiaries. There are no put agreements or registration rights agreements, or any other agreements of any character or nature to which Litronic is a party or by which Litronic is bound, obligating Litronic to purchase or register, or cause to be purchased or registered, any shares of capital stock of Litronic or securities convertible into or exchangeable for shares of capital stock of Litronic.

        4.3    AUTHORITY.

               4.3.1 CORPORATE ACTION. Litronic has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement, the

        Merger Agreement and the Merger by the stockholders of Litronic, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Litronic and, subject to approval of this Agreement, the Merger Agreement and the Merger by the stockholders of Litronic, the consummation by Litronic and Litronic Merger Corp. of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Litronic and Litronic Merger Corp., including any necessary approval by Litronic as the stockholder of Litronic Merger Corp. This Agreement has been duly executed and delivered by Litronic and is the valid and binding obligation of Litronic, enforceable in accordance with its terms, except that enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles regardless of whether considered at law or in equity.

               4.3.2 NO CONFLICT. Neither the execution, delivery and performance of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Litronic or any of the Litronic Subsidiaries under, any term, condition or provision of (x) the certificate or articles of incorporation or bylaws (or similar charter documents) of Litronic or any of the Litronic Subsidiaries or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Litronic or any of the Litronic Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of Litronic Common Stock.

               4.3.3  CONSENTS.

               (a) No Governmental Consent is required to be obtained by Litronic or any of the Litronic Subsidiaries in connection with the execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the SEC of the Proxy Statement relating to the meeting of the stockholders of Litronic ("Litronic Stockholders Meeting") to be held with respect to the approval by Litronic's stockholders of this Agreement, the Merger and the issuance of shares of Litronic Common Stock pursuant to the Merger, and such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Merger Agreement with the Secretary of State of Delaware and appropriate documents with the relevant authorities of other states in which Litronic is qualified to do business; (iii) such filings, authorizations, orders and approvals as may be required under State Takeover Laws; (iv) such filings, authorizations, orders and approvals as may be required under foreign laws, state securities laws and the Bylaws of the National Association of Securities Dealers, Inc. ("NASD"); and (v) where the failure to obtain or make such Governmental Consents would not prevent or materially delay the consummation of the Merger or otherwise prevent Litronic from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Litronic and the Litronic Subsidiaries taken as a whole.

               (b) No other consent is required to be obtained by Litronic or any of the Litronic Subsidiaries in connection with the execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby.

        4.4    SEC DOCUMENTS.

               4.4.1 SEC REPORTS. Litronic has made available to BIZ or its counsel correct and complete copies of each report, schedule, registration statement and definitive proxy statement filed by Litronic with the SEC on or after June 11, 1999 ("Litronic SEC Documents"), which are all the documents (other than preliminary material) that Litronic was required to file with the SEC on or after that date. In addition, Litronic has made available to BIZ all exhibits to the Litronic SEC Documents filed prior to the date hereof which are (i) requested by BIZ and (ii) are not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to BIZ all Requested Confidential Exhibits to any additional Litronic SEC Documents filed prior to the Effective Time. As of their respective dates or, in the case of registration statements, their effective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), none of the Litronic SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Litronic SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Litronic has filed all documents and agreements that were required to be filed as exhibits to the Litronic SEC Documents and all material contracts so filed (and those to be filed with any Litronic SEC Documents) as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Litronic nor any of the Litronic Subsidiaries is in default thereunder. The Litronic Disclosure Schedule lists such material contracts required to be filed with the SEC that have not yet been filed with any Litronic SEC Documents.

               4.4.2 FINANCIAL STATEMENTS. The financial statements of Litronic included in the Litronic SEC Documents (including, in each case, any related notes) complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present the consolidated financial position of Litronic and the Litronic Subsidiaries as at the respective dates thereof and the results of the operations and cash flows of Litronic and the Litronic Subsidiaries for the respective periods then ended.

               4.4.3 CERTAIN LIABILITIES. The consolidated balance sheet of Litronic as of December 31, 2000 is referred to herein as the "Litronic Balance Sheet." At the date of the Litronic Balance Sheet ("Litronic Balance Sheet Date"), Litronic had no liabilities or obligations, secured or unsecured (whether accrued or absolute) and of a nature required to be reflected in the liabilities column of a balance sheet prepared in accordance with GAAP, not reflected on the Litronic Balance Sheet or the accompanying notes thereto.

               4.4.4 ABSENCE OF CERTAIN CHANGES. Since the Litronic Balance Sheet Date, there has not occurred:

               (a) a Material Adverse Effect with respect to Litronic and the Litronic Subsidiaries, taken as a whole;

               (b) any amendments or changes in Litronic's certificate of incorporation or bylaws;

               (c) any damage to, destruction of or loss of any assets of Litronic (whether or not covered by insurance) that resulted or would reasonably be expected to result in a Material Adverse Effect on Litronic;

               (d) any agreement or arrangement made by Litronic to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect unless otherwise disclosed;

               (e) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the capital stock of Litronic or any of the Litronic Subsidiaries;

               (f) any acquisition or sale of a material amount of property or assets other than in the ordinary course of business consistent with past practices;

               (g) any (A) incurrence, assumption or guarantee by Litronic of any debt for borrowed money other than pursuant to credit lines or loan agreements disclosed in the Litronic Disclosure Schedule, Litronic's Form 10-K filed on April 19, 2001, Form 10-K/A No. 1 filed on April 30, 2001 or Form 10-Q filed on May 15, 2001; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of Litronic; or (C) issuance or sale of options or other rights to acquire from Litronic, directly or indirectly, debt securities of Litronic or any securities convertible into or exchangeable for any such debt securities;

               (h) any creation or assumption by Litronic of any mortgage, pledge, security interest or line or other encumbrance on any material asset (other than liens for taxes not yet delinquent and liens and encumbrances which are not material in character, amount or extent and which do not materially interfere with the use of the asset subject thereto or affected thereby);

               (i) any entering into, amendment of, relinquishment, termination or non-renewal by Litronic or any of the Litronic Subsidiaries of any material contract, lease commitment or other material right or obligation other than in the ordinary course of business;

               (j) any material change in accounting methods, principles or practices by Litronic.

               (k) any redemption, repurchase or other acquisition of shares of capital stock of Litronic or any of the Litronic Subsidiaries (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of Litronic or any of the Litronic Subsidiaries;

               (l) any material increase in or modification of the compensation or benefits payable or to become payable by Litronic or any of the Litronic Subsidiaries to any of its directors or employees, except in the ordinary course of business consistent with past practice;

               (m) any material increase in or modification of any bonus, pension, insurance or any of the Litronic Employee Plans or Litronic Benefit Arrangements (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, other than in the ordinary course of business consistent with past practice;

               (n) any alteration in any term of any outstanding security of Litronic or any of the Litronic Subsidiaries other than as required under the terms thereof;

               (o) any making of any loan, advance or capital contribution to or investment in any person other than (i) travel loans or advances made in the ordinary course of business, (ii) other loans and advances in an aggregate amount which does not exceed $25,000 outstanding at any time and (iii) purchases on the open market of liquid, publicly traded securities;

               (p) any transfer or grant of a right under Litronic's Intellectual Property Rights (as defined in Section 3.14), other than in the ordinary course of business; or

               (q) any material labor dispute or written charge of unfair labor practice (other than routine individual grievances), or, to the knowledge of Litronic, any material activity or proceeding by a labor union or representative thereof to organize any employees of Litronic or any of the Litronic Subsidiaries.

        4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Litronic in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of Litronic, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

        4.6 LITIGATION. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the knowledge of Litronic, threatened against Litronic or any of the Litronic Subsidiaries in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. There is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of Litronic, threatened against Litronic or any of the Litronic Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Litronic or any of the Litronic Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Litronic.

        4.7 FEES AND EXPENSES. Neither Litronic nor any Litronic Subsidiary has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

        4.8 INTERESTED PARTY TRANSACTIONS. Except as disclosed under Item 12 of Litronic's most recent Form 10-K or under the "Certain Transactions" section of the Proxy Statement, no officer or director of Litronic or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Litronic or any of the Litronic Subsidiaries any material amount of goods, property, technology or intellectual or other property rights or services; or (ii) any material contract or agreement to which Litronic or any of the Litronic Subsidiaries is a party or by which it may be bound or affected.

        4.9 BOARD APPROVAL. The Board of Directors of Litronic has, on or prior to the date hereof, unanimously (i) approved this Agreement, the Merger Agreement and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Litronic and are on terms that are fair to the stockholders and (iii) recommended that the stockholders of Litronic approve this Agreement and the Merger.

        4.10 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Litronic Common Stock are entitled to cast is the only vote of the holders of any class or series of Litronic capital stock necessary to approve this Agreement and the Merger.

        4.11 DISCLOSURE. No representation or warranty made by Litronic in this Agreement, nor any schedule, certificate or exhibits prepared and furnished or to be prepared and furnished by Litronic or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

        4.12 FAIRNESS OPINION. Litronic's Board of Directors has received a written opinion from L.H. Friend, Weinress, Frankson & Presson, LLC that as of July 2, 2001, the consideration to be paid by Litronic in the Merger is fair to Litronic and its stockholders from a financial point of view.

        4.13 SHARES OF LITRONIC COMMON STOCK. The shares of Litronic Common Stock to be issued pursuant to the Merger will, when issued and delivered pursuant to the Merger, and the shares of Litronic Common Stock to be issued pursuant to the Assumed Options will, when issued and delivered to the holders thereof on payment of the consideration provided for therein, be validly issued, fully paid and non-assessable.

        4.14 COMPLIANCE WITH APPLICABLE LAWS. The businesses of Litronic and the Litronic Subsidiaries are not being conducted in violation of any law, ordinance, regulation, rule, permit or order of any Governmental Entity where the violation would have a Material Adverse Effect on Litronic. Litronic has not been notified by any Governmental Entity that any investigation or review with respect to Litronic or any of the Litronic Subsidiaries is pending or threatened, nor has any Governmental Entity notified Litronic of its intention to conduct an investigation or review. Litronic and the Litronic Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for those whose absence would not have a Material Adverse Effect with respect to Litronic.

        4.15 INTELLECTUAL PROPERTY.

               (a) Litronic and the Litronic Subsidiaries own or have acquired (by license or otherwise) all material Intellectual Property Rights (as defined in Section 3.14), including rights to make, use and sell goods and services, as necessary or required for the conduct of their respective businesses as presently conducted (such Intellectual Property Rights being referred to as the "Litronic IP Rights"), and these rights are reasonably sufficient for the conduct of their respective businesses.

               (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Litronic IP Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Litronic IP Right or materially impair the right of Litronic to use, sell or license any Litronic IP Right or portion thereof (except where the breach, forfeiture or termination would not have a Material Adverse Effect on Litronic).

               (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Litronic or any of the Litronic Subsidiaries or currently under development by Litronic or any of the Litronic Subsidiaries violates any license or agreement between Litronic or any of the Litronic Subsidiaries and any third party or, to the knowledge of Litronic, infringes any Intellectual Property Right of any other party; and there is no pending or, to the knowledge of Litronic, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Litronic IP Right nor, to the knowledge of Litronic, is there any basis for any claim, nor has Litronic received any written notice asserting that any Litronic IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the actual knowledge of Litronic, is there any basis for any assertion.

               (d) Litronic and any of the Litronic Subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain their proprietary rights in all material Litronic IP Rights. All officers, employees and consultants of Litronic and any of the Litronic Subsidiaries have executed and delivered to Litronic an agreement regarding the protection of proprietary information and the assignment to Litronic of all Intellectual Property Rights arising from the services performed for Litronic or any of the Litronic Subsidiaries by those persons. To the knowledge of Litronic, no current or prior officer, employee or consultant of Litronic or any of the Litronic Subsidiaries claims an ownership interest in any Litronic IP Rights as a result of having been involved in the development of that property while employed by or consulting to Litronic or any of the Litronic Subsidiaries, or otherwise.

        4.16 TAXES.

               (a) As of the Closing, Litronic and each consolidated, combined or unitary group of which Litronic is a member ("Litronic Group") will have prepared and filed all required of Litronic or any Litronic Group that it was required to file, and each such Litronic or Litronic Group's Return was true, correct, and complete in all material respects;

               (b) As of the Closing, Litronic and any Litronic Group: (A) will have paid or accrued in accordance with generally accepted accounting principles all material Taxes concerning or attributable to Litronic and any Litronic Group relating to periods ending on or before the month-end prior to the Closing regardless of whether reflected on Litronic or Litronic Group's Returns and (B) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes which, to Litronic's knowledge, were required to be withheld;

               (c) Neither Litronic nor any member of any Litronic Group has any material Tax deficiency outstanding, proposed in writing or as to which any director of officer has actual knowledge or assessed, nor has Litronic or any member of any Litronic Group executed any waiver of the statute of limitations on or extending the period for the assessment or collection of any Taxes;

               (d) No audit or other examination of any Return of Litronic or any member of any Litronic Group is presently in progress, nor, to Litronic's knowledge, has Litronic or any member of any Litronic Group been notified of any request for an audit or examination;

               (e) As of December 31, 2000, neither Litronic nor any member of any Litronic Group has any material liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved in accordance with generally accepted accounting principles on the Litronic Balance Sheet;

               (f) Litronic has made available to BIZ copies of all federal and state income and all state sales and use Tax returns for all periods since January 1, 1997;

               (g) There are (and as of the Closing there will be) no Liens on the assets of Litronic or any member of any Litronic Group for Taxes other than Liens for Taxes not yet due and payable;

               (h) To Litronic's knowledge, Litronic has not taken or omitted to take any action relating or attributable to Taxes which would result in any Lien on the assets of Litronic or any member of any Litronic Group other than Liens for Taxes not yet due and payable.

               (i) None of the assets of Litronic or any member of any Litronic Group is treated as "tax-exempt use property" within the meaning of Code
        Section 168(h);

               (j) Neither Litronic nor any member of any Litronic Group has filed any consent agreement under Code Section 341(f) or agreed to have Code Section 341(f) apply to any disposition of a "subsection (f) asset" (as defined in Code Section 341(f)(4)) owned by Litronic or any member of any Litronic Group;

               (k) Neither Litronic nor any member of any Litronic Group is a party to any material tax sharing, allocation, indemnification or similar agreement or arrangement, nor does Litronic or any member of any Litronic Group owe any amount under any such agreement or arrangement;

               (l) No Return of Litronic or any member of any Litronic Group contains a disclosure statement under Code Section 6662 (or predecessor provision) or any similar provision of state, local or foreign law;

               (m) Neither Litronic nor any member of any Litronic Group is or has been at any time a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

               (n) No material indebtedness of Litronic or any member of any Litronic Group consists of "corporate acquisition indebtedness" within the meaning of Code Section 279;

               (o) Neither Litronic nor any member of any Litronic Group has taken any action not in accordance with past practice that would have the effect of deferring any material Tax liability of Litronic or any member of any Litronic Group from any period ending on before the Closing Date to any taxable period ending after the Closing Date;

               (p) Neither Litronic nor any member of any Litronic Group was acquired in a "qualified stock purchase" under Code Section 338(d)(3), and no elections under Code Section 338(g), protective carryover basis elections or offset prohibition elections are applicable to Litronic or any member of any Litronic Group or any predecessor corporations of any of them; and

               (q) The tax bases of the assets of Litronic and of the members of any Litronic Group for purposes of determining future amortization, depreciation and other federal income tax deductions are, in all material respects, accurately reflected on the tax books and records of Litronic and of the members of any Litronic Group (which shall mean, for purposes of this clause (xvii), that any inaccurate reflection of such tax bases would not result in the loss of a material Tax deduction which is not able to be offset by a refund resulting from amendment of a prior year's Return).

        4.17 NO INVESTMENT COMPANY. Neither Litronic nor Litronic Merger Corp. is an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

        4.18 ERISA AND OTHER COMPLIANCE.

               (a) Litronic has made available to BIZ copies of (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, and (ii) all other written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between Litronic or any of the Litronic Subsidiaries and any employee of Litronic or any of the Litronic Subsidiaries, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Litronic or any of the Litronic Subsidiaries under which Litronic or any of the Litronic Subsidiaries or an ERISA Affiliate thereof has any present or future obligation or liability (collectively, "Litronic Employee Plans"). Copies of all Litronic Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been made available to BIZ or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any Litronic Employee Plan. Copies of all Litronic Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in Section 3(2) of ERISA (collectively, "Litronic Pension Plans"), have been made available to BIZ. All contributions due from Litronic or any of the Litronic Subsidiaries through the date hereof with respect to any of the Litronic Employee Plans have been made as required under ERISA or have been accrued on Litronic's financial statements as of December 31, 2000. Each of the Litronic Employee Plans has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to the Litronic Employee Plans except for noncompliance which would not have a Material Adverse Effect on Litronic.

               (b) None of the Litronic Pension Plans constitutes, or has since the enactment of ERISA constituted, a "multiemployer plan," as defined in Section 3(37) of ERISA. No

        Litronic Pension Plans are subject to Title IV of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any of the Litronic Employee Plans that is covered by Title I of ERISA which would result in a material liability to Litronic, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any of the Litronic Employee Plans has or will make Litronic or any officer or director of Litronic or any of the Litronic Subsidiaries subject to any material liability under Title I of ERISA or liable for any material tax or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

               (c) Any of the Litronic Pension Plans that is intended to be qualified under Section 401(a) of the Code (a "Litronic 401(a) Plan") is so qualified and has been so qualified during the period from its adoption to date, and the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

               (d) Litronic has made available to BIZ a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (i) is not one of the Litronic Employee Plans, (ii) is entered into, maintained or contributed to, as the case may be, by Litronic or any of the Litronic Subsidiaries and (iii) covers any employee or former employee of Litronic or any of the Litronic Subsidiaries. The contracts, plans and arrangements described in this paragraph 4.18(d) are referred to collectively as the "Litronic Benefit Arrangements." Each of the Litronic Benefit Arrangements has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to Litronic Benefit Arrangements. Litronic has made available to Litronic or its counsel a complete and correct copy or description of each of the Litronic Benefit Arrangements.

               (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Litronic or any of the Litronic Subsidiaries relating to, or change in employee participation or coverage under, any of the Litronic Employee Plans or Litronic Benefit Arrangements that would increase materially the expense of maintaining the Litronic Employee Plans or Litronic Benefit Arrangements above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2000.

               (f) Litronic has provided, or will have provided prior to the Closing, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no material tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of Litronic or any of the Litronic Subsidiaries.

               (g) No benefit or compensation payable or which may become payable by Litronic or any of the Litronic Subsidiaries pursuant to any of the Litronic Employee Plans or any Litronic Benefit Arrangements or as a result of or arising under this Agreement shall (i) constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code or (ii) be nondeductible by reason of Section 162(m) of the Code.

               (h) Litronic and each Litronic Subsidiary is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, but not including ERISA.

               (i) Neither Litronic nor any Litronic Subsidiary has any knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a Material Adverse Effect on labor relations, and, except for reductions in force specifically contemplated by Litronic in connection with the Merger, has no knowledge that any of its key employees intends to leave its or their employ.

        4.19 ENVIRONMENTAL MATTERS.

               (a) To Litronic's knowledge, none of the properties or facilities owned or leased by Litronic or the Litronic Subsidiaries as of the date hereof ("Litronic Facilities") is in violation of any Environmental Laws except where the violations would not constitute a Material Adverse Effect. During the time that Litronic or the Litronic Subsidiaries have owned or leased the Litronic Facilities, neither Litronic nor any of the Litronic Subsidiaries nor, to Litronic's knowledge, any third party, has engaged in any Release on, under or about the Litronic Facilities of any Hazardous Materials.

               (b) During the time that Litronic or the Litronic Subsidiaries have owned or leased the Litronic Facilities, there has been no litigation brought or, to the knowledge of Litronic, threatened against Litronic or any of the Litronic Subsidiaries by, or any settlement reached by Litronic or any of the Litronic Subsidiaries with, any party or parties alleging the Release or threatened Release of any Hazardous Materials on, from or under any of the Litronic Facilities.

        4.20 DIRECTORS AND OFFICERS LIABILITY INSURANCE. Litronic currently maintains the directors and officers liability insurance that Litronic believes to be sufficient on the date hereof. Such director and officers liability insurance is described on the Litronic Disclosure Schedule.

        4.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon Litronic or any of the Litronic Subsidiaries that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Litronic or any of the Litronic Subsidiaries, any acquisition of property by

Litronic or any of the Litronic Subsidiaries or the conduct of business by Litronic or any of the Litronic Subsidiaries as currently conducted.

        4.22 WARRANTIES. Neither Litronic nor any of the Litronic Subsidiaries have made any warranties or guarantees relating to its products other than in the ordinary course of business or as implied or required by law. The Litronic Disclosure Schedule contains a list of all warranty and indemnification obligations of Litronic or any of the Litronic Subsidiaries, other than as implied or required by law, relating to patents and other proprietary rights.

        4.23 PRODUCTS AND DISTRIBUTION.

               (a) The Litronic Disclosure Schedule sets forth, for each Litronic Product (as defined below), the following: (i) a list of all material contracts and agreements (including without limitation all material development, trademark license, technology license, distribution or other agreements) relating to the Litronic Product (provided, however, that with respect to distribution agreements, clause
        (iv) shall apply); (ii) whether the Litronic Product has been developed internally (i.e., substantially entirely by employees of Litronic or any of the Litronic Subsidiaries) or externally (i.e., including substantive contributions by one or more independent contractors to Litronic or any of the Litronic Subsidiaries) and, if externally, the Litronic Disclosure Schedule sets forth the identity of the significant independent contractors and a list of the material agreements with those independent contractors; (iii) the material advances paid or payable, and the material royalties payable, to any third parties with respect to that Litronic Product; and (iv) a copy of Litronic's standard distribution agreement used with respect to that Litronic Product together with a description of the territories in which Litronic or any of the Litronic Subsidiaries have granted distribution rights with respect to that Litronic Product.

               (b) The Litronic Disclosure Schedule sets forth, for each Litronic Product Under Development, the following (as of the date of this Agreement): (i) the currently scheduled public availability date without regard to the Merger (which dates Litronic believes to be reasonable); (ii) a schedule of development milestone events and any material related payments, including both milestones already achieved in the past six months and those scheduled for the future; and (iii) whether any significant development milestone for the Litronic Product has been missed in the past six months by more than 30 days.

               (c) For purposes of this Section 4.23, "Litronic Developed Products" means products developed, sold, published and/or distributed by Litronic or any Litronic Subsidiaries. "Litronic Products Under Development" means products under development or consideration by Litronic or any Litronic Subsidiaries with a scheduled ship date on or prior to December 31, 2001. "Litronic Products" includes both Litronic Developed Products and Litronic Products Under Development.

        4.24 ACCOUNTS RECEIVABLE. The accounts receivable shown on the Litronic Balance Sheet as of the Litronic Balance Sheet Date, or thereafter acquired prior to the date hereof, have been or are (as the case may be) collectible within 120 days from the Closing Date (or, if later, when due) in amounts not materially less than the aggregate amounts thereof carried on the books of Litronic reduced by the reserves for discounts and bad debts taken on the Litronic Balance Sheet.

        4.25 PERSONAL PROPERTY. Other than the Litronic IP Rights (which are the subject of Section 4.15), Litronic and each of the Litronic Subsidiaries has good title, free and clear of all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements (other than liens for taxes not yet delinquent and liens, objections, encumbrances and title defects which are not material in character, amount or extent and which do not materially interfere with the use of the asset subject thereto or affected thereby), to all of its machinery, equipment, furniture, inventory and other personal property. All tangible personal property used in and material to the business of Litronic and any of the Litronic Subsidiaries is in good operating condition (ordinary wear and tear excepted). All of the leases to personal property utilized in the business of Litronic and each of the Litronic Subsidiaries are valid and enforceable against Litronic or the particular Litronic Subsidiary (except as enforceability may be subject to bankruptcy, insolvency, reorganization or other laws affecting or relating to enforcement of creditors' rights generally and by general equitable principles, regardless of whether considered at law or in equity) and neither Litronic nor any of the Litronic Subsidiaries is in material default thereunder, except in each case where the unenforceability or default would not have a Material Adverse Effect with respect to Litronic and, to the knowledge of Litronic, none of the other parties thereto is in material default thereof.

        4.26 REAL PROPERTY. Neither Litronic nor any of the Litronic Subsidiaries owns any real property. The Litronic Disclosure Schedule contains a list of all leases for real property to which Litronic or any of the Litronic Subsidiaries is a party, the square footage leased with respect to each lease and the expiration date of each lease. These leases are valid and enforceable obligations of Litronic or the particular Litronic Subsidiary (except as enforceability may be subject to bankruptcy, insolvency, reorganization or other laws affecting or relating to enforcement of creditors' rights generally and by general equitable principles, regardless of whether considered at law or in equity) and neither Litronic or any of the Litronic Subsidiaries is in material default of any material provision thereof. To the knowledge of Litronic, the real property leased or occupied by Litronic or any of the Litronic Subsidiaries, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations except where the failure to so conform would not reasonably be expected to have a Material Adverse Effect on Litronic. There are no outstanding contracts made by Litronic or any of the Litronic Subsidiaries for any improvements made to the real property leased or occupied by Litronic or any of the Litronic Subsidiaries that have material amounts remaining unpaid thereunder.

        4.27 INSURANCE. Litronic maintains and at all times since its inception has maintained fire and casualty and general liability insurance that Litronic believes or believed at that time to be reasonably prudent for the business of Litronic and the Litronic Subsidiaries as conducted at that time. The Litronic Disclosure Schedule contains a complete and correct list and summary description of all insurance policies maintained by Litronic. Litronic has delivered or made available to BIZ complete and correct certificates of insurance setting forth the summary terms of the insurance policies. These policies are in full force and effect in all material respects, and all premiums due thereon have been paid, except for such failure of payment that would not have a Material Adverse Effect on Litronic. Litronic has complied in all material respects with the terms and provisions of the policies. The Litronic Disclosure Schedule summarizes all material claims made by Litronic under any policy of insurance since Litronic's inception.

5.      BIZ COVENANTS.

        BIZ further covenants and agrees as follows:

        5.1 NOTIFICATION OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, BIZ will promptly notify Litronic in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of BIZ contained in this Agreement, if made on or as of the date of the event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect with respect to BIZ or BCP and (c) of any breach by BIZ of any covenant or agreement contained in this Agreement, and in each case listed in clauses (a), (b) and (c) of this Section 5.1, such inaccuracy, breach or Material Adverse Effect would result in either the condition set forth in Section 10.1 or the condition set forth in Section 10.2 not being satisfied at the Closing. BIZ shall deliver to Litronic as soon as practicable after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet, statement of operations and statement of cash flows for BIZ, which financial statements shall be prepared in the ordinary course of business, in accordance with BIZ's books and records and GAAP and shall fairly present the consolidated financial position of BIZ as of their respective dates and the results of BIZ's operations for the periods then ended.

        5.2 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, BIZ will use commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If BIZ becomes aware of any material deterioration in its relationship with any material customer, material supplier or key employee, it will promptly bring that information to the attention of Litronic.

        5.3 CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, BIZ will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, and will not permit BCP to, without the prior written consent of Litronic, except with respect to a repurchase of Series A Preferred Stock from the holder thereof:

               (a) borrow any money except for amounts that would not, in the aggregate, have a Material Adverse Effect on the financial condition of BIZ;

               (b) enter into any material transaction not in the ordinary course of its business;

               (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

               (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

               (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business;

               (f) fail to maintain its equipment and other assets in good working condition and repair in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

               (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practice not to exceed 10% per year) or enter into or vary the terms of any employment, consulting or severance agreement with any person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option or issue any restricted stock, or enter into or modify any agreement or plan of the type described in Section 3.9, provided that BIZ shall be entitled to pay annual bonuses or to make changes to compensation (i) in the ordinary course of business consistent with past practice or (ii) with prior written notice to Litronic if the changes are required, in the good faith judgment of BIZ and after consultation with Litronic, to retain its key employees following the Closing;

               (h) change accounting methods (except as disclosed in the financial statements listed in Section 3.4);

               (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with BIZ's past practice);

               (j) amend or terminate any material contract, agreement or license to which it is a party and except those amended or terminated in the ordinary course of its business, or which are not material in amount or effect;

               (k) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts, or (ii) any loans pursuant to any BIZ 401(a) Plan;

               (l) guarantee or act as a surety for any obligation, except for obligations in amounts that are not material;

               (m) waive or release any material right or material claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice or the waiver or release of rights or claims set forth in the BIZ Disclosure Schedule;

               (n) issue or sell any shares of its capital stock of any class (except upon the exercise of options or convertible securities currently outstanding or permitted to be granted or sold in accordance with this Section), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security (except as required pursuant to the terms thereof);

               (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (p) merge, consolidate or reorganize with, or acquire any entity;

               (q) amend its certificate of incorporation or bylaws;

               (r) license any BIZ IP Rights except in the ordinary course of business consistent with past practice;

               (s) agree to any audit assessment by any tax authority;

               (t) change materially any insurance coverage; or

               (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

        5.4 STOCKHOLDER APPROVAL. BIZ shall obtain BIZ Stockholders' approval of this Agreement, the Merger Agreement, the Merger and related matters by written consent of the BIZ Stockholders in accordance with applicable law. Approval will be recommended by BIZ's Board of Directors and management, and such recommendation will not be withdrawn or modified adversely. BIZ shall take all lawful action to solicit such approval of its stockholders and shall use its best efforts to obtain the approval of its stockholders.

        5.5 PROXY STATEMENT. BIZ will promptly provide all information relating to its business or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable laws. BIZ shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates based upon written information furnished by it. BIZ will not provide or publish to its stockholders any material concerning it or its affiliates that constitutes a prospectus within the meaning of the Securities Act.

        5.6 REGULATORY APPROVALS. BIZ will promptly execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be required, or which Litronic may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. BIZ will use its best efforts to obtain promptly all such authorizations, approvals and consents.

        5.7 NECESSARY CONSENTS. During the term of this Agreement, BIZ will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.6 to allow the consummation of the transactions contemplated hereby.

        5.8 ACCESS TO INFORMATION. BIZ will allow Litronic and its agents reasonable access to the files, books, records and offices of BIZ and BCP, including, without limitation, any and all information relating to BIZ's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. BIZ will cause its accountants to cooperate with Litronic and its agents in making available to Litronic all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by the accountants.

        5.9 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, BIZ will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 10 and 11, and BIZ will use its best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

        5.10 CONFIDENTIALITY. All information concerning Litronic or the Litronic Subsidiaries received by BIZ (other than that information which is a matter of public knowledge or which has been published for public distribution or filed as public information with any governmental authority) shall not at any time, except in connection with this Agreement and the transactions contemplated hereby, be used for BIZ's advantage or disclosed by BIZ to any third person without the prior written consent of Litronic. BIZ may disclose that information on a confidential basis to its affiliates, employees, officers, agents, auditors, investment bankers, consultants, counsel, directors, present and prospective lenders, and state and federal regulatory agencies and, to the extent provided elsewhere in this Agreement, may disclose such information in press releases and like disclosures, filings with the SEC or other governmental or self-regulatory agencies or as otherwise required by law. This covenant shall expire at the Effective Time; provided, however, that if the Closing does not occur, it shall expire three years after the date of this Agreement.

6.      LITRONIC COVENANTS.

        Litronic further covenants and agrees as follows:

        6.1 STOCKHOLDER APPROVAL. Litronic will call the Litronic Stockholders Meeting to be held within 45 days after either (a) having been informed by the SEC that all comments on the Proxy Statement have been satisfactorily resolved or (b) the time for SEC comments on the Proxy Statement has expired, to submit this Agreement, the Merger and related matters for the consideration and approval of the stockholders of Litronic. Litronic's Board of Directors and management will recommend such approval, such recommendation will be included in the Proxy Statement and will not be withdrawn or modified adversely, Litronic shall take all lawful action to solicit such approval, and Litronic shall use its best efforts to obtain such approval of its stockholders. The meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

        6.2 PROXY STATEMENT. Litronic will prepare and file with the SEC, will use its best efforts to have cleared by the SEC, and will thereafter mail to its stockholders as promptly as practicable, for the purpose of considering and voting upon the Merger at the Litronic Stockholders Meeting, the Proxy Statement. Litronic will promptly provide all information relating to its business or operations necessary for inclusion in the Proxy Statement to satisfy all requirements of applicable laws. Litronic shall be solely responsible for any statement, information or omission in the Proxy Statement relating to it or its affiliates other than information furnished by BIZ and BIZ's affiliates. Litronic will not provide or publish to its stockholders any material concerning it or its affiliates that violate the Exchange Act with respect to the transactions contemplated hereby. Litronic shall provide BIZ a copy of the Proxy Statement for review prior to filing the Proxy Statement with the SEC and shall notify BIZ of its intention to mail the Proxy Statement at least five (5) days prior to the mailing of the Proxy Statement.

        6.3 REGULATORY APPROVALS. Litronic will promptly execute and file or cause to be filed, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, (federal, state, local or foreign) which may be required, or which BIZ may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Litronic will use its best efforts to obtain promptly all such authorizations, approvals and consents. Without limiting the generality of the foregoing, Litronic shall take such steps as may be necessary to comply with the securities and "Blue Sky" laws of all jurisdictions which are applicable to the issuance of shares of Litronic Common Stock in the Merger and pursuant to Assumed Options and Assumed Warrants as provided herein.

        6.4 NECESSARY CONSENTS. During the term of this Agreement, Litronic will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.3 to allow the consummation of the transactions contemplated hereby.

        6.5 SATISFACTION OF CONDITIONS PRECEDENT. During the term of this Agreement, Litronic will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 9 and 11, and Litronic will use its best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

        6.6 CONFIDENTIALITY. All information concerning BIZ or BCP received by Litronic (other than that information which is a matter of public knowledge or which has been published for public distribution or filed as public information with any governmental authority) shall not at any time, except in connection with this Agreement and the transactions contemplated hereby, be used for Litronic's advantage or disclosed by Litronic to any third person without the prior written consent of BIZ. Litronic may disclose that information on a confidential basis to its affiliates, employees, officers, agents, auditors, investment bankers, consultants, counsel, directors, present and prospective lenders, and state and federal regulatory agencies and, to the extent provided elsewhere in this Agreement, may disclose such information in press releases and like disclosures, filings with the SEC or other governmental or self-regulatory agencies or as otherwise required by law. This covenant shall expire at the Effective Time; provided, however, that if the Closing does not occur, it shall expire three years after the date of this Agreement.

        6.7 ACCESS TO INFORMATION. Litronic will allow BIZ and its agents reasonable access to the files, books, records and offices of Litronic and each Litronic Subsidiary, including, without limitation, any and all information relating to Litronic's taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. Litronic will cause its accountants to cooperate with BIZ and its agents in making available to BIZ all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by the accountants.

        6.8 NOTIFICATION OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Litronic will promptly notify BIZ in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Litronic contained in this Agreement, if made on or as of the date of the event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect with respect to Litronic or the Litronic Subsidiaries and (c) of any breach by Litronic of any covenant or agreement contained in this Agreement, and in each case listed in clauses (a), (b) and (c) of this Section 6.8, such inaccuracy, breach or Material Adverse Effect would result in either the condition set forth in Section 9.1 or the condition set forth in Section 9.2 not being satisfied at the Closing. Litronic shall deliver to BIZ as soon as practicable after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet, statement of operations and statement of cash flows for Litronic, which financial statements shall be prepared in the ordinary course of business, in accordance with Litronic's books and records and GAAP and shall fairly present the consolidated financial position of Litronic as of their respective dates and the results of Litronic's operations for the periods then ended.

        6.9 MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Litronic will use its commercially reasonable efforts to carry on and preserve its business and relationships with customers, supplies, employees and others in substantially the same manner as it has prior to the date hereof. If Litronic becomes aware of any material deterioration in its relationship with any material customer, material supplier or key employee, it will promptly bring that information to the attention of BIZ.

        6.10 CURRENT NASDAQ QUOTATION. Litronic shall use its best efforts to continue the quotation of Litronic Common Stock on the Nasdaq National Market through and including the Effective Time and to take all actions necessary to provide for the listing on the Nasdaq National Market, at or prior to the Closing, of the shares of Litronic Common Stock issuable pursuant to the Merger and upon exercise of all Assumed Options and Assumed Warrants.

        6.11 OTHER COVENANTS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Litronic will continue to conduct its business and maintain its business relationships in the ordinary and usual course, and will not, and will not permit any of the Litronic Subsidiaries to, without the prior written consent of BIZ, except with the respect to a disposition of its Pulsar Data Systems, Inc. subsidiary:

               (a) borrow any money except for amounts that would not, in the aggregate, have a Material Adverse Effect on the financial condition of Litronic;

               (b) enter into any material transactions not in the ordinary course of business;

               (c) dispose of any of its assets (including without limitation by way of spin-off or other distribution) except in the ordinary course of business consistent with past practice;

               (d) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

               (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business;

               (f) fail to maintain its equipment and other assets in good working condition and repair in all material respects to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

               (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for normal salary increases consistent with past practice not to exceed 10% per year) or enter into or vary the terms of any employment, consulting or severance agreement with any person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof, grant any stock option or issue any restricted stock, or enter into or modify any agreement or plan of the type described in Section 4.18, provided that Litronic shall be entitled to pay annual bonuses or to make changes to compensation (i) in the ordinary course of business consistent with past practice or (ii) with prior written notice to BIZ if the changes are required, in the good faith judgment of Litronic and after consultation with BIZ, to retain its key employees following the Closing;

               (h) change accounting methods (except as disclosed in the financial statements listed in Section 4.4);

               (i) amend or terminate any material contract, agreement or license to which it is a party and except those amended or terminated in the ordinary course of its business, or which are not material in amount or effect;

               (j) lend any amount to any person or entity, other than (i) advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipt for the claimed amounts, or (ii) any loan pursuant to any Litronic 401(a) Plan;

               (k) guarantee or act as surety for any obligation, except for obligations in amounts that are not material;

               (l) waive or release any material right or material claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practice or the waiver or release of rights or claims set forth in the Litronic Disclosure Schedule;

               (m) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business consistent with Litronic's past practice);

               (n) issue or sell any shares of its capital stock of any class (except upon the exercise of options currently outstanding), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option, warrant or other security;

               (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock, of any class or affecting any other of its securities;

               (p) merge, consolidate or reorganize with, or acquire any entity;

               (q) amend its certificate of incorporation (or, in the case of subsidiaries, articles of incorporation or similar charter documents) or bylaws;

               (r) license any Litronic IP Rights except in the ordinary course of business consistent with past practice;

               (s) agree to any audit assessment by any tax authority;

               (t) change materially any insurance coverage; or

               (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 6.11.

        6.12 RESERVATION OF SHARES. Litronic shall reserve for issuance the maximum number of shares of Litronic Common Stock issuable upon exercise of all Assumed Options and Assumed Warrants.

7.      ADDITIONAL AGREEMENTS.

        7.1 EMPLOYEE MATTERS. Promptly following the Merger, employees of BIZ, at the option of Litronic, will either (i) become eligible to Litronic's standard employee benefit plans on an equivalent basis with other similarly situated employees of Litronic and will receive full credit pursuant to those plans for years of service at BIZ; or (ii) participate in such employee benefit plans to be established or maintained by BIZ and/or Litronic for the benefit of BIZ employees, with full credit pursuant to such plan for years of service at BIZ, or (iii) any combination of options (i) and (ii). Litronic agrees to recognize all vacation time accrued through the Effective Time under BIZ's vacation policy as of the Effective Time.

        7.2 APPOINTMENT OF OFFICERS. Litronic's Board of Directors shall appoint Marvin Winkler as Co-Chairman and Chief Executive Officer, Rob Gorman as President of the Global Marketing division, Thomas Schiff as Executive Vice President and Chief Financial Officer and Kris Shah as Co-Chairman and President of the Software and Embedded Systems division of Litronic, effective as of the Effective Time. It is anticipated that within ten days after the Effective Time, these individuals (other than Kris Shah) will file with the SEC and Nasdaq Initial Statements of Beneficial Ownership on Form 3.

        7.3 VOTING AGREEMENT. Simultaneously with the execution of this Agreement, Kris Shah and certain of his affiliates and family members, Marvin Winkler and certain of his affiliates, and Wave Systems Corp. shall execute a Voting Agreement in the form of Exhibit 7.3.

        7.4 INDEMNIFICATION OF OFFICERS, DIRECTORS, ETC.

               (a) From and after the Effective Time, Litronic shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of BIZ ("Indemnified Executives") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement or any other matter arising out of or attributable to the Indemnified Executive's status as a director, officer, employee or agent of BIZ or BCP, whether or not the matter was existing prior to the Effective Time. In the event of any claim, action, suit, proceeding or investigation as to which this paragraph 7.4(a) applies (whether arising before or after the Effective
        Time), (i) any counsel retained by the Indemnified Executives to defend them with respect to any such claim, action, suit, proceeding or investigation for any period after the Effective Time shall be reasonably satisfactory to Litronic, (ii) after the Effective Time, Litronic shall pay the reasonable fees and expenses of that counsel, promptly after statements therefor are received and (iii) Litronic will cooperate in the defense of any such matter; provided, however, that Litronic shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Executives as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict or potential conflict between the positions of any two or more Indemnified Executives.

               (b) For a period of three (3) years after the Effective Time, Litronic shall maintain in effect directors and officers liability insurance covering the executive officers and directors of BIZ on the date hereof on terms at least as favorable as those currently applicable to the current directors and officers of Litronic.

               (c) Without limiting any other obligation herein, after the Effective Time, Litronic will fulfill and honor (and will cause Surviving Corporation to fulfill and honor) in all respects the obligations of BIZ pursuant to indemnification agreements with, and indemnification provisions (including provisions relating to advancement of expenses) of the certificate of incorporation and bylaws of BIZ with respect to, BIZ's officers, directors and key employees as those agreements and provisions are in existence at the Effective Time.

               (d) If Litronic or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of the consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Litronic shall assume all of the obligations set forth in this Section 7.4. Litronic shall bear and pay, and shall reimburse the Indemnified Executives for, all costs and expenses, including attorneys' fees, that may be incurred by the Indemnified Executives in seeking to enforce their rights against Litronic and the Surviving Corporation under this Section 7.4. The provisions of this Section 7.4 are intended to be for the benefit or, and shall be enforceable by, each of the Indemnified Executives, their heirs and their representatives, and shall survive the Effective Time.

        7.5 TAX MATTERS. Litronic and BIZ will deliver tax representation letters substantially in the form of Exhibit 7.5 dated as of the Closing Date, to each other. Neither Litronic, BIZ, BCP nor any direct or indirect Litronic Subsidiary shall take any action or agree to take any action that would jeopardize the treatment of the Merger as a reorganization within the meaning of
Section 368(a) of the Code. Litronic shall cause BIZ to, and BIZ shall, continue the significant historic business line of BIZ, or use at least a significant portion of the historic business assets of BIZ in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

        7.6 NO ADDITIONAL ISSUANCES. Between the date hereof and the Closing, neither Litronic nor BIZ shall issue any common stock (except in connection with the exercise of options or warrants outstanding on the date hereof), preferred stock, options, warrants, convertible debt or other securities without the prior written consent of the other.

        7.7 REPORTS UNDER 1934 ACT. With a view to making available to the stockholders of BIZ who acquire shares of Litronic Common Stock in the Merger ("Holders") the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Litronic to the public without registration, Litronic agrees to use its best efforts to:

               (a) Make and keep public information available as those terms are understood and defined in Rule 144:

               (b) File with the SEC in a timely manner all reports and other documents required of Litronic under the Securities Act and the 1934 Act; and

               (c) Furnish to any Holder so long as such Holder owns any of the shares of Litronic Common Stock it received in the Merger upon request
        (i) a written statement by Litronic that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Litronic, and (iii) such other reports and documents so filed by Litronic as may be reasonably requested in availing any Holder or any rule or regulation of the SEC permitting the selling of any such securities without registration.

               7.8 NON-SOLICITATION.

               (a) Neither BIZ nor Litronic will, nor will it authorize or permit any officer, director, employee, consultant or contractor of or any investment banker, attorney, accountant or other advisor or representative of, either party to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, in the event that either BIZ or Litronic, as the case may be, receives an unsolicited Acquisition Proposal, it shall be entitled to negotiate with the third party making such proposal and to provide information to such third party if the Board of Directors' of either BIZ or Litronic, as the case may be, fiduciary duty to its respective stockholders requires that either BIZ or Litronic, as the case may be, conduct such negotiations and provide such material in order to make its recommendation to its respective stockholders regarding the approval or disapproval of the Merger. Each BIZ or Litronic, as the case may be, shall notify the other party of any Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall provide the other party with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform the other party on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give the other party a copy of any information delivered to such person which has not previously been reviewed by the other party. Immediately after the execution and delivery of this Agreement, each of BIZ and Litronic will, and will use its reasonable best efforts to cause its affiliates, and their respective officers, directors, employees, consultants, contractors, investment bankers, attorneys, accountants and other agents and representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal. Each of BIZ and Litronic shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 7.8 of the obligations undertaken in this Section 7.8. "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving either BIZ or Litronic, as the case may be: (v) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (w) any sale of shares of capital stock of either BIZ or Litronic, as the case may be, (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of either BIZ or Litronic, as the case may be, in a single transaction or series of related transactions; (y) any tender offer or exchange offer for 20% or more of the outstanding capital stock of or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

               (b) Each of BIZ's and Litronic's Board of Directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, its approval or recommendation of this Agreement or the Merger unless either BIZ's or Litronic's Board of Directors, as applicable, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by either BIZ's or Litronic's Board of Directors, as the case may be, of its fiduciary duties to its respective stockholders under applicable law. Nothing contained in this Section 7.8(b) shall prohibit either BIZ or Litronic, as the case may be, from making any disclosure to its stockholders which, in the good faith reasonable judgment of either BIZ's and Litronic's Board of Directors, as the case may be; after consultation with independent legal counsel, is required under applicable law; provided that except as otherwise permitted in this
        Section 7.8(b), each of BIZ and Litronic may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by each of BIZ's and Litronic's Board of Directors permitted by, and taken into accordance with, this
        Section 7.8(b) shall not constitute a breach of this Agreement by either BIZ or Litronic, as the case may be. Nothing in this Section 7.8(b) shall (i) permit either BIZ or Litronic, as the case may be, to terminate this Agreement (except as provided in Section 12) or (ii) affect any other obligations of either BIZ or Litronic, as the case may be, under this Agreement.

8.      CLOSING.

        Subject to the termination of this Agreement as provided in Section 12, the Closing of the transactions contemplated by this Agreement will take place at the offices of R&T, 611 Anton Blvd., Suite 1400, Costa Mesa, California 92626 on the Closing Date, unless another place, time and date is selected by BIZ and Litronic. Concurrently with the Closing, the Merger Agreement will be filed in the Office of the Secretary of State of the State of Delaware.

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF BIZ.

        The obligations of BIZ hereunder are subject to the fulfillment or satisfaction on or before the Closing of each of the following conditions (any one or more of which may be waived by BIZ, but only in a writing signed by BIZ):

        9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Litronic set forth in Section 4 (as qualified by the Litronic Disclosure Schedule, as updated) shall be true and accurate in all material respects on and as of the Closing Date (except for changes contemplated by this Agreement and except for representations which address matters only as of a specific date (which shall be true as of that specific date)) with the same force and effect as if they had been made at the Closing except to the extent the failure of the representations and warranties to be true and accurate in such respects has not had and could not reasonably be expected to have a Material Adverse Effect on Litronic, and BIZ shall have received a certificate to that effect executed by Litronic's Chief Executive Officer and Chief Financial Officer.

        9.2 COVENANTS. Litronic shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement and the Merger Agreement on or before the Closing, and BIZ shall have received a certificate to that effect signed by Litronic's Chief Executive Officer and Chief Financial Officer.

        9.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of Litronic and the Litronic Subsidiaries, taken as a whole, other than any change that shall result from general economic conditions, or conditions generally affecting the engineering software market, and BIZ shall have received a certificate to that effect executed by Litronic's Chief Executive Officer and Chief Financial Officer.

        9.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling of any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

        9.5 CORPORATE OPINION. BIZ shall have received the opinion of R&T, based upon reasonably requested certifications as to factual matters and dated the Closing Date, regarding the status, authority and capitalization of Litronic, the authorization of this Agreement and the transactions contemplated hereby by Litronic, and the binding effect of this Agreement on Litronic. The opinion shall be substantially similar to the opinion rendered by GCW&F with respect to BIZ as to the foregoing. Such opinion shall also confirm the validity of the shares issuable in the Merger and upon exercise of the Assumed Options and Assumed Warrants and shall be reasonably satisfactory to GCW&F.

        9.6 CONSENTS. BIZ shall have been furnished with evidence satisfactory to it that Litronic has obtained the Governmental Consents and other third party consents set forth in the Litronic Disclosure Schedule pursuant to Section 4.3.3.

10.     CONDITIONS PRECEDENT TO OBLIGATIONS OF LITRONIC.

        The obligations of Litronic hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by Litronic, but only in a writing signed by Litronic).

        10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BIZ set forth in Section 3 (as qualified by the BIZ Disclosure Schedule, as updated) shall be true and accurate in all material respects on and as of the Closing Date (except for changes contemplated by this Agreement and except for representations which address matters only as of a specific date (which shall be true as of that specific date)) with the same force and effect as if they had been made at the Closing except to the extent the failure of the representations and warranties to be true and accurate in such respects has not had and could not reasonably be expected to have a Material Adverse Effect on BIZ, and Litronic shall receive a certificate to that effect executed by BIZ's Chief Executive Officer and Chief Financial Officer.

        10.2 COVENANTS. BIZ shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement and the Merger Agreement on or before the Closing, and Litronic shall receive a certificate to that effect signed by BIZ's Chief Executive Officer and Chief Financial Officer.

        10.3 ABSENCE OF MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of BIZ, other than any change that shall result from general economic conditions, or conditions generally affecting the engineering software market, and Litronic shall receive a certificate to that effect executed by BIZ's Chief Executive Officer and Chief Financial Officer.

        10.4 COMPLIANCE WITH LAW. There shall be no order, decree or ruling by any governmental agency or written threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

        10.5 CONSENTS. Litronic shall have been furnished with evidence satisfactory to it that BIZ has obtained the Governmental Consents and other third party consents set forth in the BIZ Disclosure Schedule pursuant to
Section 3.3.3.

        10.6 CORPORATE OPINION. Litronic shall have received the opinion of GCW&F based upon reasonably requested certifications as to factual matters and dated the Closing Date regarding the status and authority of BIZ, the authorization of this Agreement and the transactions contemplated hereby by BIZ, and the binding effect of this Agreement on BIZ. The opinion shall be reasonably satisfactory to R&T, and shall be substantially similar to the opinion rendered by R&T with respect to Litronic.

        10.7 FAIRNESS OPINION. Litronic shall have received a "bring down" of the fairness opinion addressed to its Board of Directors referred to in Section 4.12, making that opinion effective as of the Closing Date.

        10.8 TERMINATION OF STOCKHOLDERS AGREEMENT. The Amended and Restated Stockholders Agreement dated as of December 6, 2000 among BIZ and certain of its stockholders shall have terminated and ceased to be of any further force and effect.

        10.9 REPURCHASE OF SERIES A SHARES. BIZ shall have completed the repurchase of all outstanding shares of BIZ Series A Preferred (it being understood that BIZ's promissory note in the principal amount of $500,000, representing a portion of the repurchase price, may still be outstanding on the Closing Date).

11.     CONDITIONS PRECEDENT TO OBLIGATIONS OF LITRONIC AND BIZ.

        The respective obligations of Litronic and BIZ hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by Litronic or BIZ, but only in a writing signed by Litronic or BIZ).

        11.1 GOVERNMENT CONSENTS. There shall have been obtained on or before the Closing such consents, material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements, if any, under applicable federal and state securities laws and any third party.

        11.2 INVESTMENT REPRESENTATION STATEMENT. Litronic shall have received from each holder of BIZ Stock an Investment Representation Statement in the form of Exhibit 11.2.

        11.3 STOCKHOLDER APPROVALS. The principal terms of this Agreement and of the Merger shall have been approved by the stockholders of Litronic and of BIZ, respectively, in accordance with applicable law and their respective certificates of incorporation and bylaws.

        11.4 NO LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by the U.S. Government seeking any of the foregoing be pending.

        11.5 DISSENTING SHARES. Holders of shares representing more than 5% of the issued and outstanding shares of capital stock of BIZ shall not have exercised, nor shall they have any continued right to exercise, dissenters', appraisal or similar rights under applicable law with respect to their shares of BIZ Stock by virtue of the Merger.

        11.6 NASDAQ LISTING AND TRADING SYMBOL. The shares of Litronic Common Stock issuable to stockholders of BIZ pursuant to this Agreement and such other shares required hereunder to be reserved for issuance in connection with the Merger (including without limitation the maximum number of shares of Litronic Common Stock issuable pursuant to all Assumed Options and Assumed Warrants) shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance, and Litronic's Nasdaq trading symbol shall have been changed to "SSPX."

        11.7 ELECTION OF LITRONIC DIRECTORS. There shall have been elected at the Litronic Stockholders Meeting, in accordance with the Voting Agreement, three directors nominated by Marvin Winkler, three directors nominated by Kris Shah, and one director nominated jointly by Marvin Winkler and Kris Shah, and the Litronic Board of Directors shall consist of seven directors.

12.     TERMINATION OF AGREEMENT.

        12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Litronic and of BIZ, respectively:

               (a) by written agreement of BIZ and Litronic;

               (b) by BIZ, if there has been a breach by Litronic of any of its representations, warranties, covenants or agreements set forth in this Agreement and as a result of such breach the conditions set forth in
        Section 9.1 or 9.2 would not be satisfied as of the time of such breach; provided that if such breach is curable by Litronic through the exercise of reasonable efforts within 45 days after the time of such breach or the time such representation shall have become inaccurate, then BIZ may not terminate this Agreement under this paragraph during such 45-day period so long as Litronic continues to exercise such reasonable efforts (except that no cure period shall be provided for a breach by Litronic which by its nature cannot be cured);

               (c) by Litronic, if there has been a breach by BIZ of any of its representations, warranties, covenants or agreements set forth in this Agreement and as a result of such breach the conditions set forth in
        Section 10.1 or 10.2 would not be satisfied as of the time of such breach; provided that if such breach is curable by BIZ through the exercise of reasonable efforts within 45 days after the time of such breach or the time such representation shall have become inaccurate, then Litronic may not terminate this Agreement under this paragraph during such 45-day period so long as BIZ continues to exercise such reasonable efforts (except that no cure period shall be provided for a breach by BIZ which by its nature cannot be cured); or

               (d) by BIZ or Litronic, if:

                   (i) the required vote of the stockholders of BIZ or of
               Litronic in favor of the Merger has not been obtained;

                   (ii) if the Merger has not occurred on or before August 31,
               2001 (or such later date as all parties hereto may agree in writing) other than as a result of a breach of this Agreement by the party seeking to terminate this Agreement under this paragraph; or

                   (iii) if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger has been issued and has become final and nonappealable.

        12.2   DUE DILIGENCE INVESTIGATIONS.

               (a) In recognition of the fact that BIZ as of the date hereof has not completed its due diligence review of Litronic and the Litronic Subsidiaries, in addition to the other termination rights set forth in this Section 12, BIZ shall have the right, at any time after the date of this Agreement through and including the date which is the day before the mailing of the Proxy Statement, to terminate this Agreement if BIZ identifies any circumstance which, in the reasonable business judgment of the Board of Directors (including any committee thereof) of BIZ, acting in good faith and with due regard for principles of fair dealing, could materially and adversely impact the reasonably expected financial or business benefits to BIZ of the transactions contemplated by this Agreement or otherwise constitute a breach of their fiduciary duty if BIZ were to consummate the Merger under the terms set forth in this Agreement.

               (b) In recognition of the fact that Litronic as of the date hereof has not completed its due diligence review of BIZ and BCP, in addition to the other termination rights set forth in this Section 12, Litronic shall have the right, at any time after the date of this Agreement through and including the date which is the day before the mailing of the Proxy Statement, to terminate this Agreement if Litronic identifies any circumstance which, in the reasonable business judgment of the Board of Directors (including any committee thereof) of Litronic, acting in good faith and with due regard for principles of fair dealing, could materially and adversely impact the reasonably expected financial or business benefits to Litronic of the transactions contemplated by this Agreement or otherwise constitute a breach of their fiduciary duty if Litronic were to consummate the Merger under the terms set forth in this Agreement.

        12.3 NOTICE OF TERMINATION. Any termination of this Agreement under
Section 12.1 or 12.2 will be effective by the delivery of written notice of the terminating party to the other parties hereto.

        12.4 EFFECT OF TERMINATION. In the case of any termination of this Agreement as provided in this Section 12, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any breach of this Agreement. In case of any termination as a result of a breach by a party or the failure of a party to satisfy Closing conditions to be satisfied by it and which are within its control, that party shall bear all of the expenses (including, without limitation, reasonable legal, accounting and other advisory fees as identified in the BIZ and Litronic Disclosure Schedules) of both BIZ and Litronic incurred in connection with the failed transaction. In all other cases of termination, each party shall be responsible for its own expenses.

13.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

        All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the termination of this Agreement or the Closing Date, whereupon the representations, warranties and covenants of the parties will expire (except for covenants, such as those contained in Sections 5.11, 6.6, 6.12, 6.13, 7.1, and 7.4, that by their terms survive for a longer period).

14.     MISCELLANEOUS.

        14.1 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto, except to the extent that the Delaware General Corporation Law governs the legality and effectiveness of the Merger.

        14.2 ASSIGNMENT: BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        14.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the interest of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purpose of the void unenforceable provision.

        14.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

        14.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

        14.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the stockholders of BIZ or of Litronic, but, after approval, no amendment will be made which by applicable law requires the further approval of the stockholders of BIZ or of Litronic without obtaining such further approval.

        14.7 EXPENSES. Except as provided in Section 12.4, each party will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby. It is understood that Litronic shall pay the SEC and Nasdaq fees and all other fees and expenses incurred in relation to the printing, filing and mailing of the Proxy Statement, other than fees and disbursements of BIZ's attorneys, accountants and financial advisors.

        14.8 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any successful appeal).

        14.9 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (at such other address for a party as shall be specified by like notice):

        If to BIZ to:               BIZ Interactive Zone, Inc.
                                    2030 Main Street, 12th Floor
                                    Irvine, California 92614
                                    Attention: Marvin Winkler, President
                                    Telecopier: (949) 655-4501

        With a copy to:             Gray Cary Ware & Freidenrich
                                    4365 Executive Drive, Suite 1600
                                    San Diego, California 92121
                                    Attention: Cameron J. Rains, Esq.
                                    Telecopier: (858) 677-1477

        If to Litronic to:          Litronic Inc.
                                    17861 Cartwright Road
                                    Irvine, California 92614
                                    Attention: Kris Shah, Chairman
                                    Telecopier: (949) 851-8679

        With a copy to:             Rutan & Tucker, LLP
                                    611 Anton Blvd., Suite 1400
                                    Costa Mesa, California 92626
                                    Attention: Gregg Amber, Esq.
                                    Telecopier: (714) 546-9035

        All notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a telecopy, when the party receiving the copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

        14.10 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a Section of, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        14.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other. The status of the parties hereto is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

        14.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        14.13 ABSENCE OF THIRD PARTY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement. Anything contained herein to the contrary notwithstanding, (a) the holders of BIZ Options and BIZ Warrants are intended beneficiaries of
Section 2.11, (b) the employees of BIZ are intended beneficiaries of Section 7.1; (c) the officers and directors of BIZ are intended beneficiaries of Section 7.4; and (d) the stockholders of BIZ are intended beneficiaries of Section 7.7.

        14.14 PUBLIC ANNOUNCEMENT. Upon execution of this Agreement, Litronic and BIZ promptly will issue a joint press release approved by both parties announcing the execution of this Agreement. Thereafter, Litronic or BIZ may issue such press releases, and make such other disclosure regarding the proposed Merger, as it determines (after consultation with legal counsel and after having given the other a reasonable opportunity to review and comment on the disclosure unless, under the circumstances, there is no time to do so) are required under applicable state and federal securities laws or NASD rules.

        14.15 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized respective officers as of the date first above written.

                          LITRONIC INC., a Delaware corporation


                          By: /s/ Kris Shah
                              -------------------------------------------------
                              Kris Shah, Chairman and Chief Executive Officer


                          By: /s/ Roy Luna
                              -------------------------------------------------
                              Roy Luna, Chief Financial Officer


                          BIZ INTERACTIVE ZONE, INC.


                          By:   /s/ Marvin Winkler
                              -------------------------------------------------
                              Marvin Winkler, President and Chief Executive Officer


                          By: /s/ Tom Schiff
                              -------------------------------------------------
                              Thomas Schiff, Chief Financial Officer



                          LITRONIC MERGER CORP., a Delaware corporation

                          By: /s/ Kris Shah
                              -------------------------------------------------
                              Kris Shah, Chairman and Chief Executive Officer


                          By: /s/ Roy Luna
                              -------------------------------------------------
                              Roy Luna, Chief Financial Officer

                                   EXHIBIT 2.2

                            FORM OF MERGER AGREEMENT

                                   EXHIBIT 7.3

                            FORM OF VOTING AGREEMENT

                                   EXHIBIT 7.5

                        FORM OF TAX REPRESENTATION LETTER

                                  EXHIBIT 11.2

                   FORM OF INVESTMENT REPRESENTATION STATEMENT

                             BIZ DISCLOSURE SCHEDULE

                          LITRONIC DISCLOSURE SCHEDULE